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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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SM Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 12, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of SM Energy Company, which is to be held in the Forum Room of Wells Fargo Bank located at 1740 Broadway in Denver, Colorado, on Wednesday, May 25, 2011, at 3:30 p.m. local time.

        At the Annual Meeting, you and the other stockholders of record on March 28, 2011, will vote on:

  •
  the election of eight individuals to our Board of Directors;

  •
  the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

  •
  an advisory vote regarding the compensation of our named executive officers; and

  •
  an advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers.

        You will also have the opportunity to hear reports on our operations and to ask questions of general interest. You can find other, more specific, information about the Annual Meeting in the accompanying Proxy Statement. You can find detailed information about our company in our 2010 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and is available on our website, www.sm-energy.com.

        Pursuant to U.S. Securities and Exchange Commission rules, we may provide you with access to our proxy materials via the Internet. As a result, many beneficial owners of our stock will be receiving a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the accompanying Proxy Statement and our 2010 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the accompanying Proxy Statement, our 2010 Annual Report, and a form of proxy card. We will mail printed proxy materials to all stockholders of record.

        You may vote your shares by using the telephone or Internet voting systems described on the Notice or the proxy card. If you receive a printed copy of a proxy card by mail, you may submit your proxy card by completing and signing the proxy card and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend.

        If you have any questions concerning the Annual Meeting or the above proposals and you are the stockholder of record of your shares, please contact our Investor Relations Department at (303) 861-8140. If your shares are held by a bank, broker, or other nominee (that is, in "street name"), please contact the bank, broker, or other nominee for questions concerning the Annual Meeting or the above proposals. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Computershare Trust Company, Inc., by telephone at (303) 262-0600.

        We hope to see many of you at the Annual Meeting in Denver.

Very truly yours,

Anthony J. Best Chief Executive Officer and President

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
WEDNESDAY, MAY 25, 2011

To All Stockholders:

        The 2011 Annual Meeting of Stockholders of SM Energy Company is to be held in the Forum Room of Wells Fargo Bank located at 1740 Broadway in Denver, Colorado, on Wednesday, May 25, 2011, at 3:30 p.m. local time. The purposes of the Annual Meeting are to:

  1.
  elect eight individuals to our Board of Directors to serve during the next year;

  2.
  ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

  3.
  hold an advisory vote regarding the compensation of our named executive officers;

  4.
  hold an advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers; and

  5.
  transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Only stockholders of record at the close of business on March 28, 2011, may vote at the Annual Meeting.

        Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible.

By Order of the Board of Directors SM Energy Company,
C. Mark Brannum Senior Legal Counsel and Secretary

Denver, Colorado
April 12, 2011

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140

PROXY STATEMENT

 GENERAL

Name Change

        On May 26, 2010, our stockholders voted to change the name of our company to SM Energy Company from St. Mary Land & Exploration Company.

Background

        This Proxy Statement contains information about the 2011 Annual Meeting of Stockholders (the "Annual Meeting") of SM Energy Company to be held in the Forum Room of Wells Fargo Bank located at 1740 Broadway in Denver, Colorado, on Wednesday, May 25, 2011, at 3:30 p.m. local time. Our Board of Directors ("Board") is using this Proxy Statement to solicit proxies for use at the Annual Meeting. In this Proxy Statement, the terms "we," "us," and "our" refer to SM Energy Company inclusive of its subsidiaries.

        The proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2010 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 ("2010 Annual Report"), are being distributed and made available on or about April 12, 2011. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials to many beneficial owners of our stock via the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed by intermediaries on or about April 12, 2011, to beneficial owners of our stock. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that we send them a printed set of the proxy materials by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The proxy materials are being mailed to all stockholders of record on or about April 12, 2011.

Purposes of the Annual Meeting

        As summarized in the accompanying Notice of Annual Meeting of Stockholders, at the Annual Meeting, our stockholders will be asked to vote on:

  •
  the election eight individuals to the Board to serve during the next year;

  •
  the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

  •
  an advisory vote regarding the compensation of our named executive officers;

  •
  an advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers; and

  •
  the transaction of any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Each proposal is described in more detail in this Proxy Statement.

        As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the items noted above.

Who Can Vote

        Only stockholders of record at the close of business on the record date, March 28, 2011, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of March 28, 2011, there were 63,615,858 shares of our common stock issued and outstanding, net of 102,246 shares held in treasury. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

Differences Between Stockholders of Record and Street Name Holders

        Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

  •
  Street Name Stockholder.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares.

How to Vote

        Stockholder of Record.    Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, the proxies will be voted as follows:

  •
  FOR the election of the eight nominees named in this Proxy Statement under the caption "Proposal 1—Election of Directors";

  •
  FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

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  FOR the advisory approval of the compensation of our named executive officers;

  •
  FOR every THREE YEARS as the frequency of future advisory votes regarding the compensation of our named executive officers; and

  •
  in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting.

        Street Name Stockholder.    If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.

        If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

Revoking a Proxy

        If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;

  •
  voting in person at the Annual Meeting; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

  •
  filing a written revocation in care of our Corporate Secretary at our principal executive offices, which are located at 1775 Sherman Street, Suite 1200, Denver, CO 80203.

        If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity's procedures.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting in person or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Voting Requirements; Vote Treatment

        If you hold your shares in "street name," you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange ("NYSE").

        There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

        Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

        If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote on Executive Compensation) and Proposal 4 (Advisory Vote on the Frequency of Executive Compensation Advisory Votes), and your shares will be considered "broker non-votes" with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2011) in the discretion of the record holder.

  •
  Proposal 1 (Election of Directors): Our Restated By-Laws (our "By-Laws") provide that the election of directors shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. In order for a director nominee to be elected, the number of votes cast "For" the nominee must exceed the number of votes cast "Against" such nominee. Abstentions will be counted in determining the total number of shares "entitled to vote" on the election of directors and will have the same effect as a vote "Against" a director. Broker non-votes will have no effect on the outcome of the vote for directors.

  •
  Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2011): Under our By-Laws, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal.

  •
  Proposal 3 (Advisory Vote on Executive Compensation): Under our By-Laws, approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on our company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

  •
  Proposal 4 (Advisory Vote on the Frequency of Executive Compensation Advisory Votes): Under our By-Laws, approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal but will have no effect on the outcome of the vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority vote of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. While this vote is required by law, it will neither be binding on our company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the Board will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual meetings.

Payment of Proxy Solicitation Costs

        We will pay all costs of soliciting proxies. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for an estimated fee of $8,500, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, our officers, directors, and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Other Available Information

        We make available through the Corporate Governance section of our website the following documents: Corporate Governance Guidelines, Code of Business Conduct and Ethics, which applies to all employees, officers, and members of the Board, and the charters for the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees. These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Stockholders Sharing the Same Address

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, our 2010 Annual Report, and our Proxy Statement that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

        If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2010 Annual Report or Proxy Statement, please submit a request to our Corporate Secretary at 1775 Sherman Street, Suite 1200, Denver, CO 80203 or call (303) 861-8140, and we will promptly send you what you have requested. You can also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 25, 2011

            The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2011 Annual Meeting of Stockholders, and the 2010 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available at www.proxyease.com/sm-energy/2011
.

CORPORATE GOVERNANCE

General

        We are committed to sound corporate governance principles. To evidence this commitment, the Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics (the "Code"). These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at www.sm-energy.com or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary. The Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

        The Code, which applies to all directors, employees and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, requires that any exception to or waiver for an executive officer or director be made only by the Board and disclosed as required by required by law, SEC rules and regulations, and NYSE rules. Changes to, or waivers from, the Code for any of our executive officers or directors will be disclosed on our website at www.sm-energy.com within two business days after such change or waiver. To date, we have neither received any requests for, nor granted, waivers of the Code for any of our executive officers or directors.

Board and Committee Independence

        The Board is comprised of a majority of independent directors. The Board has determined that Ms. Baumann, Dr. Bickle, Dr. Brand, Mr. Gardiner, Mr. Quintana, Mr. Seidl and Mr. Sullivan are independent and do not have any material relationship with our company other than as a director and stockholder. In its review of the independence of these directors, the Board considered past employment, remuneration, and any other relationship with our company. In making its determination as to the independence of its members, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual.

        In making its determination as to Mr. Quintana's independence, the Board considered the following transactional relationship: as discussed in more detail in the "Related Person Transactions" section below, we entered into an agreement with TESCO Corporation, for which Mr. Quintana serves as an employee, executive officer, and director, whereby TESCO may provide certain oilfield drilling technology services to us. In 2010, we paid TESCO $346,683, which represented 0.09% of TESCO's total reported revenues for 2010 of $378.7 million, and as of March 31, 2011, we had paid TESCO $291,635 for services in 2011. Mr. Quintana had no input or involvement in our selection of TESCO for these services, and our selection was based on TESCO's industry recognized ability to supply specific high quality tools and services for our drilling and completion needs, particularly our well casing operations in the Haynesville shale area of our ArkLaTex region.

        The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee ("NCG Committee") are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.

Board Leadership Structure

        Since February 2007, the Board's leadership structure has separated the roles of Chief Executive Officer and Chairman of the Board. Mr. Sullivan, an independent director with over seven years experience serving on the Board, experience serving on several other public company boards, and over 30 years of experience working with oil and gas exploration and production companies, including as an executive officer, serves as our Chairman of the Board, and Mr. Best serves as our Chief Executive Officer.

        The Board believes that this leadership structure is optimal for our company and our stockholders. The Chairman of the Board is responsible for providing leadership to the Board; facilitating communications among the directors; setting the Board meeting agenda in consultation with the Chief Executive Officer; presiding at Board meetings, Executive Committee meetings, and executive sessions of the Board; and serving as a liaison between our management and directors on a regular basis.

        Our Corporate Governance Guidelines allow the Board to choose whether to keep the roles of Chief Executive Officer and Chairman of the Board separate or whether to permit one person to serve in both capacities. As part of our annual Board self-evaluation process, the Board evaluates our leadership structure to determine whether the Board continues to believe that it provides the optimal structure for our company and stockholders at that time. While recognizing that different board leadership structures can be appropriate at different times and under different circumstances, the Board has determined that our current leadership structure is preferable, with Mr. Best serving as Chief Executive Officer, and Mr. Sullivan serving as Chairman of the Board.

        In addition to having an independent Chairman of the Board, the Board has a separate lead independent director position. Mr. Seidl currently serves in that capacity, and in Mr. Seidl's absence, Mr. Sullivan serves as lead independent director. The lead independent director is responsible for presiding at executive sessions of non-management directors, which typically meet immediately before or after each regularly scheduled meeting of the Board or as deemed necessary.

        The Board has seven independent members and only one non-independent member, the Chief Executive Officer. A number of our independent Board members are currently serving or have served as members of senior management of other companies in the oil and gas industry and are currently serving or have served as directors of other public companies. As discussed above, the Board has three committees comprised solely of independent directors, and each has a different independent director serving as chairperson of the committee. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are briefly described in each director nominee's biographical information below. The number of independent and experienced directors that make up the Board, the specific experiences and skills that they bring to their respective Board committees, and the overall leadership of the Board by the Chairman of the Board benefits our company and our stockholders.

Communications with the Board

        The Board welcomes questions or comments about our company and its operations. Interested parties and stockholders may contact the Board as a whole, non-management directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of SM Energy Company, Corporate Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All such communications will be forwarded to the appropriate director or directors for review.

Board and Committee Meetings

        The full Board met 11 times during 2010. Each incumbent director participated in at least 10 of the Board meetings and 80% of the committee meetings held during the director's tenure on the Board in 2010. It is our policy that each director is expected to attend the Annual Meeting of Stockholders. Each director attended the 2010 Annual Meeting of Stockholders.

        The Board has an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and an Executive Committee. Each of the committees and the entire Board separately evaluated their respective performance for the year 2010 and completed written evaluations. The performance evaluation process was supervised by and reviewed by the NCG Committee and discussed among and approved by the full Board.

        The following table sets forth the members of each committee, as of December 31, 2010, and the number of meetings held in 2010.

Name of Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee
Barbara M. Baumann			X*	X
Anthony J. Best				X
Larry W. Bickle	X	X
William J. Gardiner	X*			X
Julio M. Quintana			X
John M. Seidl	X	X*
William D. Sullivan		X	X	X*
Number of meetings in 2010	7	5	8	0

*
Chairperson

        The Audit Committee assists the Board in fulfilling its oversight responsibilities of our financial reporting and internal control processes. Audit Committee members are prohibited from serving on more than three audit committees of public companies. The Audit Committee is solely responsible for the engagement and discharge of our independent registered public accounting firm and reviews our quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with our independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our financial risk management policies. The Audit Committee also has oversight responsibility for our internal audit function. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the NYSE listing standards. See the "Report of the Audit Committee" contained in this Proxy Statement. While all of the Audit Committee members are considered financially literate, the Board has determined that two of the three members of the current Audit Committee, Mr. Gardiner and Mr. Seidl, are audit committee financial experts as the term is defined by the SEC. As described above, Messrs. Gardiner and Seidl are also independent.

        The NCG Committee's primary function is to nominate individuals to be elected to the Board and to oversee all corporate governance policies of our company. For additional information on the functions performed by the NCG Committee, see "Director Nominations" below.

        The Compensation Committee's primary function is to oversee the administration of our employee benefit plans and to establish our compensation policies. The Compensation Committee approves and/or recommends to the Board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

        The Executive Committee has the authority to act on behalf of the Board and our company with respect to matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Certificate of Incorporation, our By-Laws or applicable laws, regulations, or rules or the listing standards of the NYSE.

        There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

 Risk Oversight

        While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face, and that the current Board leadership structure, with Mr. Sullivan serving as the Chairman of the Board and Mr. Best serving as Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design better positions the Board to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.

        In conjunction with our annual business plan process, management completes and updates an enterprise risk management document (the "ERM Document"), utilizing the Committee of Sponsoring Organizations of the Treadway Commission Enterprise Risk Management framework and incorporating the information gathered during business strategy sessions. Risk prevention or mitigation steps are documented for the more material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. The final ERM Document becomes part of our Business Plan for each year.

        We also maintain a Financial Risk Management Committee made up of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer and the Vice President—Engineering and Evaluation. The Financial Risk Management Committee meets separately and, together with management, conducts an update of the Enterprise Risk Management process. Minutes of these meetings are recorded, and the activities of the Committee are regularly reported to the Audit Committee.

        The Audit Committee provides significant assistance to the Board in the oversight of our financial risk management processes. As part of this framework, the Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken, as well as the specific guidelines and policies which have been established, to monitor, control, mitigate, and report those exposures. These reviews and discussions cover our oil and natural gas commodity price hedging arrangements, interest rate risk management, and insurance coverage, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. In addition, the Compensation Committee periodically reviews our most significant risks to ensure that compensation programs do not encourage excessive risk-taking. The Audit Committee and Compensation Committee report regularly to the full Board on their respective risk management oversight activities.

Director Nominations and Qualifications

        Our Corporate Governance Guidelines provide that the NCG Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The NCG Committee performed its evaluation and nominating functions during 2010 and early 2011. The NCG Committee selects a nominee based on the nominee's skills, achievements, and experience. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, the Board as a whole should have broad and relevant experience in high level business policymaking and a commitment to represent the long term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, the Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the NCG Committee, be prepared to offer his or her resignation from the Board. Upon tender of a resignation, the NCG Committee and the Board may review the continued appropriateness of Board membership under the circumstances.

        Under the framework of the Corporate Governance Guidelines, the NCG Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to the long term success of our company and represent interests of all stockholders. In determining whether to recommend a director for reelection, the NCG Committee also considers the director's past attendance at meetings and participation in and contributions to Board activities.

        When seeking new director candidates, the NCG Committee solicits suggestions from incumbent directors, management, stockholders, and others. The NCG Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The NCG Committee has authority under its charter to retain a search firm for this purpose. If the NCG Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the Board. During 2010 and 2011, the NCG Committee began a search for a new Board member. The NCG Committee first solicited suggestions from incumbent directors, management, stockholders, and others, and then engaged Korn/Ferry International, an executive and director search firm, to help identify and evaluate potential candidates for an additional member of the Board, with a specific charge to identify candidates with extensive geosciences experience. Stephen R. Brand was identified as such a candidate and was recommended to the NCG Committee by Korn/Ferry, and after reviewing Dr. Brand's skills and qualifications with Korn/Ferry, and interviewing Dr. Brand, the NCG Committee recommended Dr. Brand's appointment to the Board in March 2011.

        Although the NCG Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee believes that the Board should reflect diversity in its broadest sense, including persons diverse in professional experiences relevant to our company, skills, backgrounds, perspectives, gender, race, ethnicity, and national origin. In considering diversity in identifying director nominees, the NCG Committee considers the Board as a whole, without specific representative directors, with the overall objective of establishing a group of directors that reflects diversity, can work in a collaborative and effective manner, and that can best contribute to the long-term success of our company. The NCG Committee believes that the current Board members and director nominees reflect our commitment to diversity. Out of a total of eight directors, we currently have one female director and one Hispanic director, each of whom has served on the Board for several years.

        As discussed above, the NCG Committee will consider stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 4(g) of our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder's interests in our securities. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. We will furnish copies of our By-Laws to any person who requests them without charge. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2012 Annual Meeting of Stockholders, see "Stockholder Proposals for the 2012 Annual Meeting of Stockholders." No stockholders nominations were received regarding the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

        We have adopted a Policy and Procedures With Respect to Related Person Transactions (the "Related Person Policy"), which sets forth the policies and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (1) we are a participant, (2) the aggregate amount involved will or may be expected to exceed $120,000, and (3) a related person has or will have a direct or indirect material interest. For purposes of the Related Person Policy, a "related person" means (1) any of our directors, executive officers, or nominees for director, (2) any stockholder that beneficially owns more than 5% of our outstanding shares of common stock, and (3) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of our company and its stockholders.

        In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of Audit Committee authority to the Chairman of the Audit Committee for any related person transaction requiring pre-approval or ratification between meetings of the Audit Committee. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

        In addition, our By-Laws provide that a director, officer, or employee of our company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with our company. Our By-Laws also provide that our officers or employees may not pursue for his or her own account an oil and gas opportunity that he or she independently learned about unless (1) with respect to an officer of our company, the officer's pursuit of the opportunity has been approved by the Board, and (2) with respect to a non-officer of our company, the employee's pursuit of the opportunity has been approved by a senior officer of our company with full knowledge of that opportunity. These restrictions do not apply to the acquisition of less than 1% of the publicly traded stock of another company.

Related Person Transactions

        We recognize that transactions with related persons may raise questions among stockholders as to whether those transactions are consistent with our best interests and the interests of our stockholders. It is our policy to enter into or ratify such transactions only when the Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, the best interests of our company and its stockholders, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Set forth below is a description of all transactions between our company and related persons since the beginning of January 1, 2010.

        Mr. Quintana is the President, Chief Executive Officer, and a director of TESCO Corporation, which designs, manufactures, and delivers technology based solutions for the upstream energy industry, including oilfield drilling technology, services, and equipment. We have an agreement with TESCO for the provision of services to us in connection with our drilling and completion operations. This agreement continues until canceled by either us or TESCO on 30 days advance written notice. Pursuant to this agreement, we are obligated to pay TESCO only for services actually performed. This agreement does not require us to make any other payments to TESCO. Prior to 2010, the services provided by TESCO and the amounts we paid did not exceed the threshold amount for review under our Related Person Policy. In May 2010, as part of its annual review of related party transactions, the Audit Committee reviewed the relationship between TESCO and our company and determined at such time that we had not paid any amounts to TESCO during 2010. During August 2010 through December 2010, TESCO provided services to us in our ArkLaTex region. In December 2010, the Audit Committee again reviewed the relationship between our company and TESCO, but the final 2010 amounts paid to or incurred to be paid to TESCO were not then available for review. Upon the later calculation of the final 2010 amounts paid to TESCO, we determined that we had paid TESCO $346,683 for services rendered after August 2010. In addition, as of March 31, 2011, we had paid TESCO $291,635 for services in 2011. Based upon these amounts, the Audit Committee reviewed the relationship between our company and TESCO and determined that the relationship is in the best interests of our company and its stockholders.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

        The following table shows beneficial ownership of shares of our common stock as known by us as of March 15, 2011, by all beneficial owners of more than 5% of the outstanding shares of our common stock as of March 15, 2011, by each director, director nominee, and named executive officers, and all directors and executive officers as a group. Restricted stock units and performance share awards are not included in this table as no actual shares have been issued associated with the restricted stock units or performance share awards rights. A supplemental separate table has been included later in this section describing the number of restricted stock units and performance share awards owned by the individuals described below.

Name of Beneficial Owner	Shares beneficially owned excluding options	Options exercisable within 60 days of 3/15/2011	Total shares beneficially owned(1)	Percent beneficially owned(2)
Name and Address of Stockholders Owning More Than 5%
BlackRock, Inc.(3)	7,361,462	—	7,361,462	11.6%
40 East 52nd Street New York, NY 10022
Goldman Sachs Asset Management(4)	3,497,396	—	3,497,396	5.5%
200 West Street New York, NY 10282
T. Rowe Price Associates, Inc.(5)	3,507,850		3,507,850	5.5%
100 East Pratt Street Baltimore, MD 21202
Vanguard Group, Inc.(6)	3,213,143	—	3,213,143	5.1%
100 Vanguard Boulevard Malvern, PA 19355
Name and Position of Directors, Director Nominees and Named Executive Officers
Barbara M. Baumann, Director	28,930	47,666	76,596	*
Larry W. Bickle, Director	102,068	34,586	136,654	*
Stephen R. Brand, Director(7)	—	—	—	*
William J. Gardiner, Director	41,930	47,670	89,600	*
Julio M. Quintana, Director	22,875	—	22,875	*
John M. Seidl, Director	15,975	—	15,975	*
William D. Sullivan, Director	46,034	—	46,034	*
Anthony J. Best, Chief Executive Officer, President and Director	56,273	—	56,273	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	20,603	—	20,603	*
Javan D. Ottoson, Executive Vice President and Chief Operating Officer	17,314	—	17,314	*
Milam Randolph Pharo, Retired Senior Vice President and General Counsel(8)	35,349	—	35,349	*
Paul M. Veatch, Senior Vice President and Regional Manager	11,763	—	11,763	*
All executive officers and directors as a group (18 persons, including those named above)	465,929	139,062	604,991	*

*
Less than 1%

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of a date reasonably selected by us, through the exercise of any stock option or other right. We selected March 15, 2011, as the determination date.

(2)
Based on an aggregate of 63,605,023 shares of common stock outstanding as of March 15, 2011.

(3)
According to a Statement on Schedule 13G filed by BlackRock, Inc. ("BlackRock") on January 10, 2011, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 7,361,462 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting of 7,361,462 and sole dispositive power as to 7,361,462 shares.

(4)
According to a Statement on Schedule 13G filed by Goldman Sachs Asset Management ("Goldman") on February 11, 2011, by reason of advisory and other relationships with persons who own shares of our common stock, Goldman may be deemed to be the beneficial owner of a total of 3,497,396 shares, with shared voting power as to 3,491,798 shares, shared dispositive power as to 3,497,396 shares, and sole voting of zero shares and sole dispositive power as to zero shares.

(5)
According to a Statement on Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe") on February 10, 2011, by reason of advisory and other relationships with persons who own shares of our common stock, T. Rowe may be deemed to be the beneficial owner of a total of 3,507,850 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting of 799,050 shares and sole dispositive power as to 3,507,850 shares.

(6)
According to a Statement on Schedule 13G filed by Vanguard Group, Inc. ("Vanguard") on February 10, 2011, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 3,213,143 shares, with shared voting power as to zero shares, shared dispositive power as to 42,812 shares, and sole voting of 42,812 shares and sole dispositive power as to 3,170,331 shares.

(7)
Dr. Brand was appointed to the Board on March 21, 2011, and therewith received a grant of 389 shares of our common stock.

(8)
On July 16, 2010, Milam Randolph Pharo, then Senior Vice President and General Counsel of the company, informed us of his decision to retire from our company effective December 31, 2010. In connection with Mr. Pharo's retirement, we entered into a Separation Agreement with Mr. Pharo on July 16, 2010 (the "Separation Agreement"). The Separation Agreement provides that Mr. Pharo would receive a lump-sum severance payment of $1.2 million and we will reimburse Mr. Pharo for costs of obtaining health, medical and dental insurance benefits for a period of up to one year after the retirement date. The Separation Agreement does not affect Mr. Pharo's vested rights as of the retirement date in our other employee benefit plans and programs, including but not limited to our Equity Plan, ESPP, NPP, Qualified Pension Plan, SERP, and 401(k) Profit Sharing Plan.

Restricted Stock Units and Performance Share Awards

        Restricted Stock Units ("RSUs") represent rights to shares of stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.

        We began issuing RSUs in June 2004. The initial grant under the Restricted Stock Plan was made on June 30, 2004, whereby eligible executive officers and key employees were issued RSUs. This grant was the first grant under this program following approval of the Restricted Stock Plan by our stockholders. RSU grants were made annually under the Restricted Stock Plan in 2004 and 2005. In 2006 and 2007, RSU grants were made under the Equity Incentive Compensation Plan (the "Equity

Plan") subject to our performance criteria. These grants were made in the first quarter immediately following the year-end respectively. In June 2008, we issued certain transitional RSUs and on August 1, 2009, as part of our Long Term Incentive Plan, we issued a percentage of the awards under this Plan as RSUs. Neither the transitional RSUs or LTIP RSU awards were subject to performance criteria. We have also issued RSUs to Mr. Best under the terms of his employment contract.

        Performance Share Awards ("PSAs") represent the right to receive, upon settlement of the PSAs after the completion of a three year performance period, a number of shares of our common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which our performance criteria have been achieved and the extent to which the PSAs have vested. The PSAs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock.

        We began granting PSAs under the Equity Plan to eligible officers and key employees on August 1, 2008.

        The following table shows the number of RSUs and PSAs owned by each of the directors, the executive officers named in the Summary Compensation Table set forth under the caption "Summary Compensation Table," and all directors and executive officers as a group as of March 15, 2011. The PSAs listed below represent the right to receive, upon settlement of the PSAs after the completion of the three year performance periods ending June 30, 2011, June 30, 2012, and June 30, 2013, a number of shares of our common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which certain performance criteria during a certain performance period have been achieved and the extent to which the PSAs have vested.

	Total Restricted Stock Units	Total Performance Share Awards	Total Vested Performance Share Awards(1)
Barbara M. Baumann	—	—	—
Larry W. Bickle	—	—	—
William J. Gardiner	—	—	—
Julio M. Quintana	—	—	—
John M. Seidl	—	—	—
William D. Sullivan	—	—	—
Anthony J. Best	26,942	112,505	17,511
A. Wade Pursell	13,425	44,709	4,071
Javan D. Ottoson	16,073	66,303	10,315
Milam Randolph Pharo(2)	—	3,731	3,731
Paul M. Veatch	7,241	30,798	5,163
All executive officers and directors as a group (18 persons, including those named above)	101,912	390,007	62,230

(1)
PSAs granted on August 1, 2008, vested 1/7th on August 1, 2009 and 2/7ths on August 1, 2010. PSAs granted on August 1, 2009, vested 1/7th on August 1, 2010. The amount shown reflects the vested portion of the target shares. The actual number of shares of our common stock released at the end of the performance period may be from zero to two times the number of PSAs granted, depending on the extent to which our performance criteria has been achieved.

(2)
Mr. Pharo's Separation Agreement does not affect his vested rights as of December 31, 2010. However, all unvested rights were forfeited as of December 31, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC and us. The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

        Based solely on a review of reports furnished to us, and written representations from our officers and directors, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2010 under Section 16(a) under the Exchange Act, except that as a result of an inadvertent administrative oversight, one Form 4 was filed late on August 31, 2010, to report the August 1, 2010 vesting and settlement of restricted stock units and the associated tax withholding of shares of common stock in connection with such vesting for John R. Monark, an executive officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes the compensation programs for our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated executive officers employed at the end of the 2010 fiscal year, who we collectively refer to in this "Executive Compensation" section as our "NEOs" or "Named Executive Officers." Our NEOs for fiscal 2010 are:

  •
  Anthony J. Best, Chief Executive Officer and President;

  •
  A. Wade Pursell, Executive Vice President and Chief Financial Officer;

  •
  Javan D. Ottoson, Executive Vice President and Chief Operating Officer;

  •
  Milam R. Pharo, Senior Vice President and General Counsel (Mr. Pharo retired from our company on December 31, 2010); and

  •
  Paul M. Veatch, Senior Vice President and Regional Manager.

Executive Summary

        Our leadership and culture encourage long-term stockholder value creation, not short-term stockholder value maximization. We evaluate performance using both quantitative and qualitative factors and review not only "what" is achieved, but also "how" it is achieved. We provide what we believe to be a balanced mix of base salary, annual cash incentives (Short Term Incentive Plan, or STIP), and long-term equity incentives (Long Term Incentive Plan or LTIP). Our base salary program provides a level of income that does not vary with our performance. We balance incentives tied to short-term annual performance with incentives tied to our multi-year performance. In this way, our executives are motivated to consider the impact of decisions over the short, intermediate, and long term. The performance metrics used in our annual cash incentive program include those we believe are the key drivers of long-term stockholder value creation: production volume; proved developed reserves; finding and development costs; cash flow; net income; environmental, health, and safety goals; and exploration and inventory build objectives. In addition, the program is not completely formulaic because the Compensation Committee has the discretion to adjust bonuses based on the "quality" of the results as well as individual performance and behavior, and has used that discretion to adjust calculated bonuses in the past.

        In 2010, our strong financial and operational performance significantly advanced our pursuit of our goal of long-term stockholder value creation. We materially exceeded our STIP annual targets with respect to four out of our five quantitative metrics:

  •
  we achieved 113% of our target production volume with 110.0 Bcfe of production for 2010;

  •
  we added 219.5 Bcfe to our proved developed reserves (as adjusted for performance revisions), or 116% of our target of 189.0 Bcfe;

  •
  we exceeded our cash flow target by $81.5 million for total cash flow of $579.2 million, or 116% of our target of $497.7 million; and

  •
  we surpassed our net income target of $115.9 million by 70% for a total net income of 196.8 million.

Additionally, we performed well with respect to our qualitative metrics, meeting many of the operational goals for environmental, health, safety, and exploration and inventory build. We missed, by approximately 5%, our target with respect to the fifth quantitative metric, finding and development cost. Our strong performance influenced the Compensation Committee to set actual 2010 bonuses for the NEOs substantially above our target bonus amounts.

        Our current long-term incentive plan uses a combination of restricted "full-value" shares and performance shares, which we believe better aligns our compensation system with the interests of stockholders, and appropriately balances risk and reward because such shares have both upside potential and downside risk. The performance measures used in our LTIP balance our absolute total stockholder return, as well as our total stockholder return relative to our peers. With respect to our LTIP, we have outstanding stock options, but we discontinued granting new stock options to employees after December 2003 and to directors after December 2004. We believe that long-term incentive programs that overemphasize stock options could contribute to both risk-taking and a disproportionate focus on short-term share price increases, especially if stock options fall "underwater" (i.e., the option exercise price is above the then current share price). Underwater options could arguably encourage executives to take risks to increase share price; in such cases, options have upside opportunity, but no downside risk.

        We do not have severance packages that mitigate consequences of poor performance. With the exception of our Chief Executive Officer, Mr. Best, we typically do not provide severance benefits in the event of termination without cause not related to a change of control. Mr. Best receives severance benefits only in the event of a termination without cause and such benefits are reasonable compared to current industry practice. All executive severance benefits related to a change of control require a "double-trigger," meaning they require first that a qualifying change of control event has occurred and second that the executive has been involuntarily or constructively terminated. We do not provide golden parachute excise tax "gross-ups."

        With the exception of a supplemental executive retirement plan (the "SERP"), which is intended to provide benefits similar to those received by all employees but with respect to income above the IRC limit, the benefits provided to the NEOs are the same as those provided to all employees. Supplemental executive benefits, including disability and life insurance, were discontinued in July 2010. Additionally, our NEOs are subject to stock ownership guidelines based on a multiple of base salary as discussed below. These stock ownership guidelines align the interests of management with long-term stockholder interests.

Objectives of Executive Compensation Program

        Our overall executive compensation program is designed to promote superior returns for our stockholders through the preservation and growth of our income-producing oil and natural gas assets. The objectives of our executive compensation program are to:

  1.
  Provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented management.

    Our pay philosophy is to target overall compensation opportunities at levels competitive with equivalent positions at companies with which we may compete for talent. In general, our compensation program corresponds to the median of our industry peer group (see "Compensation Determination Process" for further detail). Actual compensation earned by a particular individual may be above or below the target level based on company and individual performance measured against the prescribed metrics of our incentive compensation programs.

  2.
  Link compensation earned to the achievement of our short-term and long-term financial and strategic objectives.

    We believe that the proportion of total compensation that is performance-based, and therefore "at risk," should increase with an individual's level of responsibility. Our compensation system is designed to provide the appropriate level of balance between fixed and variable compensation, cash and equity compensation, and short-term and long-term incentives. To this end, our STIP rewards annual operating and financial performance in terms of quantitative measures of cash flow, net income, production volume, proved reserve growth, finding and development costs, and discretionary qualitative measures of environmental, health, and safety and exploration and inventory build (see "Elements of Compensation—Short-Term Incentive Plan"). Our LTIP rewards total stockholder return, both on an absolute basis and relative to an index of peer E&P companies (see "Elements of Compensation—Long-Term Incentive Plan").

  3.
  Align performance incentives with the long-term interests of our stockholders.

    Alignment of long-term interests between stockholders and management is achieved by paying a substantial portion of total compensation in the form of equity-based incentives and through stock ownership guidelines that encourage executives to have a meaningful ownership stake over their tenure. In addition, the metrics used for our STIP include those we believe drive long term value creation, while realized compensation under our LTIP is aligned with absolute and relative returns realized by our stockholders.

  4.
  Ensure programs are cost-effective and financially efficient.

    As part of the process of approving new programs, changes to existing programs, and awards under our programs (e.g., salary increases, bonus payments, and equity compensation grants), our Compensation Committee evaluates numerous relevant considerations, including the financial impact of such compensation, expected accounting treatment, potential stockholder dilution, and the impact on our financial results. The Compensation Committee strives for the development of programs that are affordable and designed in the most financially efficient manner possible, and that meet our other objectives.

    In addition, we make reasonable efforts to maximize the tax deductibility of all elements of compensation. Under Section 162(m) of the IRC, compensation in excess of $1.0 million per year paid to certain of our NEOs is not tax deductible unless certain requirements are met, including that the compensation is "performance-based" as defined in Section 162(m). Our STIP and LTIP are administered so that compensation awarded and paid to our NEOs is "performance-based" under Section 162(m) and therefore fully tax-deductible; however, the

    Compensation Committee reserves the right to provide compensation that does not meet Section 162(m) deductibility requirements.

  5.
  Uphold high standards of good corporate governance and evolving best practices.

    The Compensation Committee, with the assistance of management and the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("F. W. Cook"), stays abreast of current and developing corporate governance standards with respect to executive compensation and makes changes to our programs, as it deems appropriate, to reflect best practices and/or new legislation.

Compensation Determination Process

Responsibilities of the Compensation Committee

        Our executive compensation is determined by the Board and its Compensation Committee as provided below. The Compensation Committee is comprised of three independent directors and operates under the framework of a formal charter. Members of the Compensation Committee are appointed by the Board for, among other things, the purposes of:

  •
  overseeing the administration of our employee compensation and benefit plans;

  •
  establishing our compensation policies;

  •
  reviewing and approving our general compensation strategy and objectives;

  •
  annually reviewing the performance and approving the compensation of our Chief Executive Officer;

  •
  reviewing and approving recommendations to the Board for base salary compensation for our executive officers other than our Chief Executive Officer; and

  •
  reviewing and approving recommendations for STIP and LTIP awards.

        In 2010, the Compensation Committee met eight times to review and administer the matters noted above.

Independence of the Compensation Committee

        Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, the members of the Compensation Committee are independent.

Independent Compensation Consultants

        Since 2007, the Compensation Committee has engaged F. W. Cook as its independent executive compensation consultant. F. W. Cook reports directly to the Compensation Committee and the Compensation Committee may replace F. W. Cook or hire additional consultants or other advisors as it deems necessary. A principal of F. W. Cook attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee between meetings. The services F. W. Cook provides include advising the Compensation Committee on the principal aspects of our executive compensation programs and evolving best practices, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, and equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, F. W. Cook interfaces with our management, in particular the Vice President—Human Resources. F. W. Cook does not provide directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing, to our company or any other clients. Total consulting fees paid by us to F. W. Cook are less than 1% of the total annual revenues of F. W. Cook, and F. W. Cook consultants working with our company are prohibited from owning any of our shares of common stock directly, although such shares may be owned within mutual funds. In addition, no officer, director, stockholder or employee of F. W. Cook has any known personal relationship with any officer, director, stockholder or employee of our company that would present a potential conflict to their independence. F. W. Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause F. W. Cook's independence to be questioned and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2010, F. W. Cook did not provide any services to our company other than those requested by the Compensation Committee and related to F. W. Cook's engagement as the independent consultant to the Compensation Committee.

Compensation Risk Assessment

        Each year, the Compensation Committee performs a compensation risk assessment. In 2010 and again in 2011, the Compensation Committee has determined that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company. The Compensation Committee conducts an annual review and evaluation of our compensation policies and practices for all employees to determine whether and to what extent, if any, our policies and practices of compensating our employees could result in risk taking incentives, and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In its most recent review and evaluation, the Compensation Committee considered a compensation risk assessment performed by F.W. Cook, in addition to its annual review of our compensation policies and practices. F.W. Cook and the Compensation Committee determined that our compensation policies and practices do not encourage behaviors that would create a material risk to us.

Role of Management in Determination Process

        Under the oversight of our Chief Executive Officer and Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer provides recommendations for pay levels for executives other than himself based on competitive market data, internal fairness between executives, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations, analyzing third-party survey data, and interfacing with F. W. Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and the Board, as required under the Compensation Committee's charter, make all final decisions with respect to compensation of our executive officers.

Comparative Peer Group

        One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Criteria for selection of peer companies include standard measures such as revenues, assets, number of employees, and enterprise value, as well as several industry-specific criteria such as annual production volume, fiscal year-end reserves, total costs incurred in oil and gas activities, and the magnitude of each company's offshore and non-U.S.-based operations. Based upon these criteria, F. W. Cook develops a peer group for our company, without reviewing individual company salary data, and with input from the

Compensation Committee. In fiscal 2010, compensation comparisons were made to the following companies:

Berry Petroleum Company	EXCO Resources, Incorporated
Bill Barrett Corporation	Forest Oil Corporation
Cabot Oil & Gas Corporation	Penn Virginia Corporation
Cimarex Energy Company	Petrohawk Energy Corporation
Concho Resources Inc.	Quicksilver Resources Inc.
Continental Resources, Inc.	Swift Energy Company
Denbury Resources Incorporated	Ultra Petroleum Corp.
Encore Acquisition Company	Whiting Petroleum Corporation

        This peer group includes thirteen of the companies included in our 2009 peer group, plus three additional companies: Concho Resources Inc., Continental Resources, Inc., and Ultra Petroleum Corp. Companies in the 2009 peer group excluded from the 2010 group were: Comstock Resources Inc., Newfield Exploration Company, Range Resources Corporation, Stone Energy Corporation, and Unit Corporation.

        In May 2010, F.W. Cook conducted an analysis of 2009 pay levels for the executive officers named in the most recently filed Proxy Statements of the peer group companies versus corresponding positions at our company based on actual compensation data from 2009. Findings from this analysis indicated that base salaries for our NEOs were generally between the 25th percentile and median of the peer group. Target annual cash compensation (base salary plus target annual bonus) was near the 25th percentile for Messrs. Best, Ottoson, and Pursell, and between the 25th percentile and median for other named executives. Actual total annual compensation for 2009 was at or below the 25th percentile for all comparisons. Target and actual total direct compensation (base salary, plus target bonus, plus long-term incentive compensation) approximated the peer group median. This analysis excluded amounts paid in connection with our historical but now discontinued Net Profits Bonus Plan or NPP; the amounts from the NPP are immaterial in the context of our current NEOs, other than Mr. Pharo (who retired on December 31, 2010) and Mr. Veatch.

        F. W. Cook's May 2010 analysis also examined company-wide practices with regard to equity compensation, using three measures to evaluate the value and number of our shares granted to our employees. The total number of shares of our common stock attributable to grants outstanding, plus shares of common stock available for future grant as a percentage of total shares of common stock outstanding (the "overhang") was slightly above the peer group median. Our three-year average annual share usage as a percentage of weighted average shares of common stock outstanding ("run rate") was near the median of the peer group, and the three-year average of our aggregate long-term incentive grant value as a percentage of market capitalization ("fair value transfer" or "FVT") was above the 75th percentile of the peer group due to an increase in our share price in 2009 shortly before grant.

Elements of Compensation

        The principal components of our executive compensation program and the purpose of each component are summarized in the following table. Our executive compensation program is comprised of the same components as the compensation program for other employees. The only material difference is the target pay levels.

Compensation Element	Description	Purpose
Base Salary	Fixed cash compensation, targeted at 50th percentile of survey and peer group for employees meeting all performance expectations	Provide an appropriate level of cash compensation necessary to attract and retain employees; recognizes skills, competencies, experience, and individual contribution
STIP	Annual cash incentive opportunity with ultimate award dependent upon our company's annual performance in key metrics	Drive and incentivize superior annual performance at our company, regional, and individual levels
LTIP	Equity-based compensation opportunity with ultimate award dependent upon our long term performance in total stockholder return on an absolute basis and relative to a peer group	Drive stockholder value creation, align management interests with those of stockholders, encourage retention, and reward long term company performance
Employee Stock Purchase Plan (ESPP)	Enables employees to purchase and hold shares of our common stock at a 15% discount of the fair market value at the beginning or end of the offering period	Facilitate share ownership among employees for the purposes of aligning employees' interests with those of stockholders
Qualified Retirement Plans	Includes qualified defined benefit pension plan and 401(k) plan with company match	Attract and retain employees, encourage retention, support succession planning objectives by ensuring sufficiency of retirement replacement income
Supplemental Retirement Plan	Provides benefits under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($245,000 for 2010)	Attract and retain executives, encourage retention, support succession planning objectives by ensuring sufficiency of retirement replacement income
Benefits and Perquisites	Medical, dental, life, wellness, and disability insurance	Attract and retain highly qualified employees, support the overall health and well being of all employees

Target Competitive Positioning

        Our pay philosophy is for each executive's target compensation opportunity to approximate market medians in total compensation and across individual compensation elements. Actual pay and award value may be higher or lower than target, based on performance results and changes in company performance, including our share price.

Total Direct Compensation Mix

        The charts below show the 2010 target total direct compensation mix for the Chief Executive Officer and other NEOs. As the charts illustrate, 84% and 79% of total target compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to the performance-based STIP and LTIP, and thus is "at risk."

CEO	Other NEOs

Base Salary

        Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates for the individual executive's day to day contributions to our success. Based on competitive market data, individual performance and potential, internal equity considerations, and input from the Chief Executive Officer (for executives other than himself), the Compensation Committee approved the following salary adjustments on March 31, 2010, effective April 4, 2010, for the NEOs:

Name	2009 Salary	2010 Salary	% Change	2010 Salary % +/- 2009 Peer Group Median
Best	$513,000	$550,000	7.2%	(11)%
Ottoson	$345,000	$366,000	6.1%	(8)%
Pursell	$306,000	$325,000	6.2%	(3)%
Pharo	$239,200	$250,000	4.5%	(9)%
Veatch	$238,250	$250,000	4.9%	(5)%

        In general, the NEOs who received the highest salary adjustment percentages were those whose 2009 salaries were the furthest below the median salaries paid to equivalent positions at companies with which we compete for talent.

Short-Term Incentive Plan

        The STIP is designed to reward executives for their achievement of our annual business plan measured by certain performance objectives. These performance objectives are reviewed each year by management and the Compensation Committee, and after the approval of these objectives, are published as annual goals. Payments under the STIP are in the form of annual cash bonuses under our Cash Bonus Plan, which was approved by our stockholders in May 2008.

        Each STIP participant is assigned a target bonus as a percentage of base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the "target" level. Actual bonuses may range from 0 to 2x the target level based on the Compensation Committee's assessment of our performance. 2010 target bonuses as percentages of base salary for the NEOs were as follows:

	2010 Target Bonus Level, % of base salary	Maximum % of base salary
Chief Executive Officer and President	100%	200%
Executive Vice President and Chief Operating Officer	90%	180%
Executive Vice President and Chief Financial Officer	80%	160%
Senior Vice President and Regional Manager	70%	140%
Senior Vice President and General Counsel	70%	140%

        In order for the STIP bonus pool to be funded for executive officers, the 2010 STIP required that our 2010 cash flow, as described below, exceed a threshold level of $300 million. If our cash flow does not exceed the trigger level, no STIP bonus will be paid regardless of the results of any other metric. Our actual cash flow was $579 million, resulting in full initial funding of the STIP bonus pool for executive officers. The Compensation Committee then examined our performance under five quantitative and two qualitative metrics to determine actual bonus payments to executive officers by reducing (but not increasing) the amounts funded through achievement of the cash flow threshold. Using this construct, bonus payments to our executive officers under the STIP are intended to be "performance-based," as defined under Section 162(m) of the IRC, and therefore fully deductible for federal income tax purposes. The Compensation Committee examined our performance in the following five quantitative areas with respect to the annual cash bonus awards for our executive officers:

	Minimum	Target	Maximum	Actual	% of Target
Production Volume (Bcfe)	90.0	97.3	107.0	110.0	113%
Proved Developed Reserve Additions (Bcfe)(1)	161.0	189.0	217.0	219.5	116%
Finding and Development Costs ($ per Mcfe)(2)	$4.06	$3.53	$3.00	$3.70	<4.8 >%
Cash Flow ($ millions)	$400.0	$498.2	$623.0	$579.2	116%
Net Income ($ millions)	$87.0	$115.9	$145.0	$196.8	170%

(1)
Adjusted for performance revisions to prior year reserve estimates

(2)
Based on proved developed reserve additions adjusted for performance revisions to prior year reserve estimates (excluding land costs)

        Production Volume—The production volume target represents the volume of oil and gas initially estimated by our 2010 business plan to be produced and sold during 2010. This measure is important because proceeds from the sale of production volumes generate essentially all of our revenue. In 2010, our production volume exceeded the target by 13% due to our better than expected asset performance and better than expected additional volumes generated by our investment program. This better-than-targeted performance was largely attributable to the more rapid than forecasted build-up in production rate for our Eagle Ford program in our South Texas/Gulf Coast region, but four out of five regions also exceeded their production targets for the year.

        Proved Developed Reserve Additions—The proved developed reserve additions target represents the proved developed reserves initially estimated to be added by our capital program during 2010. This measure is important because proved developed reserves are the primary source of future production and cash flow for our company and, as such, relate directly to the value of our company. In 2010, we generated 16% more proved developed reserve additions than our target amount.

        Finding and Development Costs—Finding and development costs are a measure of the efficiency of our capital program in adding value. The finding and development costs target represents the initially estimated cost of proved developed reserve additions in $/MCFE based on the 2010 business plan. In 2010, our finding and development costs were higher than our target by slightly less than 5%, yet were the lowest unit costs in five years.

        Cash Flow—Our cash flow target approximates GAAP cash flow from operations, without working capital adjustments. This measure is important because our cash flow is the primary source of funding for our ongoing capital program and working capital needs. In 2010, our cash flow exceeded the 2010 business plan target by 16% due to higher than projected production volumes and lower than projected operating costs.

        Net Income—The GAAP net income target represents the amount of GAAP net income initially expected to be generated based on achieving projected 2010 business plan results. Net income is the end result of adjusting the operating cash flow of our company for all non-cash costs and non-recurring events. This measure is important because the rate at which non-cash costs are incurred is related to investment efficiency over time, and non-recurring events can be materially positive or negative relative to expectations. In 2010, we exceeded our net income target by approximately 70%.

        Additionally, the Compensation Committee assessed our performance in the following qualitative areas:

  •
  environmental, health, and safety (EHS)

    Our EHS performance based on statistical industry measurements improved in some aspects during 2010, but not in all areas. In addition, we achieved a number of non-quantitative goals during 2010. The Committee gave no credit for this qualitative measure in 2010.

  •
  exploration and inventory build

    A number of our key exploration and delineation objectives during 2010 resulted in significant proved undeveloped reserve additions and substantial new resource capture. The Compensation Committee gave maximum credit for this qualitative measure in 2010.

        Other key events and transactions/initiatives that occurred during the year that impacted the Compensation Committee's bonus decisions were:

  •
  the completion of more than $300 million in non-core asset divestitures at higher than expected values, which helped to fund our capital program; and

  •
  the accomplishment of our operational objectives for the year while absorbing a significant increase in the cost of well completion services.

        In 2009, we utilized a "scorecard" to determine the STIP. The primary difference between the performance measures used for 2009 and those used for 2010 is that the 2009 performance measures were more "formulaic" and provided less ability for the Compensation Committee to evaluate qualitative factors and exercise discretion in determining earned bonus amounts. For 2010, the Compensation Committee determined earned amounts not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by how management achieved the goals. Each quantitative factor is not equally weighted and the Compensation Committee considers each quantitative and qualitative factor individually and collectively. Because quantitative goals must be determined at the beginning of the year, use of Compensation Committee judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals no longer comport with "common sense."

        The Compensation Committee considered all of the above-mentioned factors and used its judgment and discretion to determine the following actual bonuses for the NEOs:

			Actual STIP
Executive	Salary Paid in 2010	Target STIP (% of Base Salary)	% of Base Salary	Amount
Best	$540,039	100%	170%	$918,066
Ottoson	$360,346	90%	162%	$583,761
Pursell	$319,885	80%	140%	$447,838
Pharo(1)	$247,092	—	—	—
Veatch	$246,836	70%	118%	$292,500

(1)
Mr. Pharo's eligibility to receive a bonus for the 2010 performance period was forfeited upon his December 31, 2010, retirement from our company.

Long-Term Incentive Plan

        The LTIP, which was implemented in the current form in 2008, is an equity compensation program that utilizes performance share awards, or PSAs, and restricted stock units, or RSUs, to reward our executive officers and key employees for long-term growth in the net asset value of our company, as reflected in our absolute and relative cumulative total stockholder return ("TSR"). Our employees at the senior professional level and above are eligible to participate in the LTIP. Awards of PSAs and RSUs are issued pursuant to our stockholder approved Equity Plan.

        Under the 2010-2013 LTIP, participants were each awarded a target number of share awards on July 1, 2010, for the performance measurement period beginning July 1, 2010, and ending June 30, 2013. Under the Equity Plan, 75% of the share awards were granted as PSAs and 25% were granted as RSUs. The actual number of PSAs earned at the end of the three-year performance period can range from 0% to 200% of the target number of PSAs, depending on our absolute and relative TSR. PSAs and RSUs vest each year based on continued service over the three-year period using a 1/7th, 2/7th, and 4/7th vesting schedule. TSR is measured on a compound annualized basis, and relative TSR is compared to the TSR of an equal weighted index of peer companies (the "TSR Peer Group"). The TSR peer group was constructed using the constituents of the Oil & Gas Exploration and Production GIC Sub-Industry Group in the S&P SmallCap 600 and S&P MidCap 400 Indices, excluding our company. For the 2010-2013 performance period, the index constituents of the TSR Peer Group as of December 31, 2010, include: Bill Barrett Corporation, Petroquest Energy Inc., Petroleum Development Corporation, Cimarex Energy Company, Comstock Resources, Inc., Contango Oil & Gas Company, Forest Oil Corporation, Gulfport Energy Corporation, Penn Virginia Corporation, Plains Exploration & Production Company, Quicksilver Resources Inc., and Stone Energy Corporation. This TSR Peer Group is a custom index developed by Standard & Poor's Financial Services LLC for our company. The peer group participants may change, and change is independent of any action by our company.

        The performance matrix for the 2010-2013 performance period is shown below:

2010 PAYOUT MATRIX

Simple Matrix—Add result in Column A and Column B

TOTAL CANNOT BE GREATER THAN 2.0 OR LESS THAN ZERO

Column A		Column B
Absolute TSR		TSR vs. Peer Index
Ann. TSR	EARNED MULTIPLIER	% Point Deviation From Peers	MULTIPLIER MODIFIER
0%	—	-10%	(0.80)
1%	0.050	-8%	(0.60)
2%	0.100	-6%	(0.40)
3%	0.150	-4%	(0.20)
4%	0.200	-2%	—
5%	0.275	0% (Index TSR)	0.20
6%	0.350	+2%	0.40
7%	0.425	+4%	0.60
8%	0.500	+6%	0.80
9%	0.575	+8%	1.00
10%	0.650
11%	0.725
12%	0.800
13%	0.875
14%	0.950
15%	1.025
16%	1.100
17%	1.200
18%	1.300
19%	1.400
20%	1.500
21%	1.600
22%	1.700
23%	1.800
24%	1.900
25%	2.000

        As an example, if an NEO had a target number of 16,000 share units, 4,000 would be RSUs and 12,000 would be target PSAs. At the end of three years, if our TSR increased 15% compounded annually but underperformed against the peer index by four percentage points, the result would be a total multiplier of 0.825 (1.025-0.20). The multiplier would then be applied to the 12,000 PSAs previously awarded, resulting in the issuance of 9,900 shares to the executive officer at the end of the three year period in settlement of the PSAs, plus 4,000 shares issued in settlement of the RSUs, provided that the executive was still employed by us.

        The total number of PSAs and RSUs awarded and individual allocations to participants were approved by the Compensation Committee on July 16, 2010. A total of 514,075 PSAs and RSUs were granted to 324 employees on July 1, 2010. In its determination of the total pool value for 2010, the Compensation Committee considered various factors including historical fair value transfer ("FVT", or the percentage of market capitalization transferred to employees annually in the form of stock based awards and other forms of ownership in our company) of our long term incentive compensation system compared to peer companies, input from F. W. Cook on expected trends in FVT for 2010, and shares available in the Equity Plan. The 2010 PSAs and RSUs have a three year vesting schedule, with 1/7th vesting the first anniversary of the award date, 2/7th the second anniversary of the award date, and the remaining 4/7th the third anniversary of the award date. We settle the RSUs with shares of our common stock as they vest. If an employee is terminated, voluntarily or involuntarily, prior to the third anniversary of the award date, he/she will retain all shares of common stock previously issued by us to settle the RSUs as they vest, but will forfeit all unvested RSUs. No settlement of vested PSAs occurs until the three (3) year performance period is concluded. However, if an employee is terminated, voluntarily or involuntarily, he/she retains vested PSAs, which would be settled at the end of the three year vesting period.

Why We Implemented the LTIP

        Prior to 2008, we used the NPP, described in more detail below, together with an RSU program as our long-term incentive program for executives and key employees. The NPP, which was our primary long-term incentive compensation program, was a cash-based compensation plan. Historically, the NPP had appropriately incentivized and rewarded our employees. However, over time the nature of the plan, the complexity of the program, and the delay and uncertainty in any realization of its value made the NPP less attractive than more conventional long term incentive plans to newly recruited and highly marketable executives and employees. Furthermore, long term incentive programs similar to our LTIP are more common among our peers. Management and the Compensation Committee believe that the LTIP is more transparent, more marketable and more widely understood than the NPP and is more closely aligned with stockholder value creation.

Net Profits Interest Bonus Plan (NPP)

        The NPP was designed to reward the contributions made by our executive officers and key employees to long-term financial success. Under the NPP, participants shared in the net profits derived from the investment made in all oil and gas activity from a specific pool of our properties in a given year.

        Once vested, the participant receives a share of the distributable proceeds regardless of employment with us. Due to the complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout was reached, which made the NPP less attractive to newly recruited and highly marketable executives and employees, the use of the NPP was discontinued in 2007 on a prospective basis, and the 2007 pool was the last NPP pool created. However, material payments will continue to be made under the NPP for pool years established prior to 2008 for as long as a subject pool remains in payout status.

        Certain of our executives participate in NPP pools that contribute significantly to their yearly realized compensation; however, due to attrition, not all executives participate in NPP pools, and certain executives that do participate have not received compensation because the NPP pools in which they participate have not reached payout status. The following are the NEOs that received NPP payments during 2010:

Pharo	$1,245,037
Veatch	$510,825

Retirement Programs—Pension and 401(k) Plans

        Our executives participate in our qualified, non-contributory defined benefit pension plan (the "Qualified Pension Plan") and a 401(k) plan on the same basis as all of our employees. A supplemental executive retirement plan (the "SERP") provides additional benefits to certain executive level employees in order to provide for benefits in excess of IRC limits on the Qualified Pension Plan. The SERP is an unfunded non-qualified plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal towards providing sufficiency of retirement replacement income.

        The Qualified Pension Plan provides a benefit after 25 years of credited service to our company equal to 35% of final average compensation, subject to IRC limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan is that officer's average base salary, excluding bonuses.

        Our 401(k) Profit Sharing Plan is a defined contribution plan subject to the Employee Retirement Income Security Act of 1974. The 401(k) Plan allows eligible employees to contribute up to 60% of their income on a pretax basis through contributions to the 401(k) Plan, subject to annual limits to amounts determined by IRC regulations ($16,500 for 2010). We match each employee's contributions in cash on a dollar for dollar basis, up to 6% of the employee's pretax income. Company contributions vest over an employee's first five years of employment.

Benefits & Perquisites

        The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the well being and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to 2.5 times their respective base salaries up to $1,000,000.

Employee Stock Purchase Plan ("ESPP")

        The purpose of the ESPP is to provide an opportunity for eligible employees to purchase and hold shares of our common stock. The plan cycle consists of two periods annually, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15% of their base compensation. The purchase price of the stock is 85% of the lower of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 in value per year, pursuant to IRC restrictions. Shares purchased under the ESPP prior to January 1, 2010, are subject to a holding period of 18 months from the date the shares are purchased at the end of the applicable six-month period. In September 2009, the Board amended the ESPP to reduce the holding period to six months, effective for all purchases beginning on or after January 1, 2010. In December 2009, the Board amended the ESPP to limit the number of shares that an employee could purchase in a six-month period to 2,500 shares to comply with final Internal Revenue Service regulations that require a fixed cap for the number of shares that could be purchased during a plan period.

Other Executive Compensation Matters

  Employment Agreements

        Mr. Best is the only executive that has a written employment agreement. Mr. Best's employment agreement became effective May 1, 2006, and continues in effect until either party gives 30-days prior written notice.

        Pursuant to his employment agreement, Mr. Best received upon the commencement of his employment in June 2006 an award of 20,000 shares, which vested immediately, a $50,000 cash bonus, and the opportunity to earn an additional 20,000 RSUs over the next four years. Of the additional 20,000 RSUs, 5,000 RSUs vested in four equal annual installments beginning the first quarter of 2007, based on continued employment; 10,000 RSUs vested in four equal annual installments if annual net asset value growth exceeded 10%, and 5,000 RSUs vested in four equal annual installments if annual net asset value growth exceeded 15%. Mr. Best earned 1,250 shares in each of March 2007, February 2008, February 2009, and February 2010 associated with the service component of the award. Under the performance element of the RSUs, Mr. Best earned 2,500 shares based on the results for 2007, but he did not earn any shares based on the results for 2006, 2008, and 2009, as the net asset value growth of our company did not exceed 10%.

        Our employment agreement with Mr. Best also provides severance benefits under certain termination scenarios. See "Potential Payments upon Termination or Change of Control." The energy industry's history of executive employment terminations during cyclical downturns or strategic shifts in the industry or by particular companies have contributed to a widespread, heightened concern for long-term job stability by executives. In response to this concern, arrangements that provide compensation assurances in the event of an executive's termination without cause, death, or incapacity have become common practice, especially when recruiting executives to join a new company. The post-termination payment provisions in our employment agreement with Mr. Best were an important factor in our ability to recruit Mr. Best to join our company as President and Chief Operating Officer in 2006. We believe that the two year period for post-employment compensation and insurance protection is appropriate to allow Mr. Best adequate time to obtain comparable employment in the event of a termination, and is reasonable in view of the terms offered by other companies in our industry who compete with us for executive talent.

        The employment of all other executives remains "at will" subject to and in accordance with the terms and conditions of written offers.

  Change of Control Severance Benefits

        Change of control severance protection is provided to executives at the level of Vice President and above through change of control executive severance agreements. These agreements have a "double trigger" mechanism whereby they require first that a qualifying change of control event to have occurred and second that the executive to have been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. See "Potential Payments upon Termination or Change of Control" for more information about these agreements and potential payments in the event of a termination of employment following a change in control.

Internal Revenue Code Section 409A

        The Compensation Committee and the Board strive to ensure that all programs comply with IRC Section 409A. As such, in 2010, the Compensation Committee reviewed all of our deferred non-qualified compensation arrangements in response to Internal Revenue Service guidance for Section 409A and recommended to the Board certain technical amendments to our change of control severance arrangements for executives and non-executives, the Non-qualified Unfunded Supplemental Retirement Plan, and the Employment Agreement with Anthony J. Best in order to ensure compliance with Section 409A.

Stock Ownership Guidelines

        To further align senior management's interests with the interests of stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established and the Board has approved equity ownership guidelines for executives as follows:

Chief Executive Officer	5 times annual base salary
Chief Operating Officer and Chief Financial Officer	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 times annual base salary

        Equity holdings may include the value of vested and unvested RSUs for purposes of these calculations. Until an executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, an executive may not sell equity awarded to him by us, unless approved by the Compensation Committee for the Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer and by the Chief Executive Officer for all other executive officers.

Timing of Equity Grants

        Equity grants awarded as part of the LTIP and pursuant to the Equity Plan are made as of July 1 of each year. The Compensation Committee approves these grants at a meeting each July. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates for newly hired executives as part of compensation packages designed to recruit such persons.

Securities Trading Policy

        Our company maintains a comprehensive Securities Trading Policy. Our policy prohibits officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other designated employees and directors from buying or selling any of our securities or options or derivatives with respect to our securities without obtaining pre-clearance from our legal department. Our overall goal for the policy is to safeguard against a trade by a Section 16 officer, other designated employees or directors, at a time when they may be in possession of material, non-public information. Our Securities Trading Policy also prohibits employees and directors from entering into transactions that "hedge" the value of our stock, and prohibits employees and directors from holding our securities in margin accounts or pledging our securities.

Compensation Committee Report

        The Compensation Committee of SM Energy Company has reviewed and discussed the disclosures contained under "Compensation Discussion and Analysis" with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the disclosures set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into SM Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

  Respectfully submitted by the Compensation Committee of the Board of Directors,

  Barbara M. Baumann, Chairperson
  Julio M. Quintana
  William D. Sullivan

 Executive Compensation Tables

Summary Compensation Table for 2008, 2009, and 2010

        The Summary Compensation table sets forth the annual and long term compensation received during each of our last three years by our NEOs.

        In addition to salaries, the table reflects RSUs granted in 2008, 2009, and 2010 to our NEOs. The table also reflects PSAs granted to our NEOs in 2008, 2009, and 2010. In the Non-Equity Incentive Plan Compensation column, the table provides for payments made to certain NEOs who participate in our discontinued NPP. Eligible employees participate in our STIP and LTIP as described more fully in the "Compensation Discussion and Analysis" and disclosed in the Summary Compensation Table below.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Anthony J. Best	2010	$540,039	$918,066	$2,398,049	$—	$—	$106,079	$26,284	$3,988,517
Chief Executive Officer and	2009	$513,000	$287,280	$2,286,268	$—	$—	$100,606	$34,416	$3,221,570
President (principal executive	2008	$473,173	$190,800	$1,888,110	$—	$—	$49,879	$16,303	$2,618,265
officer)
A. Wade Pursell(6)	2010	$319,885	$447,838	$1,060,706	$—	$—	$21,780	$90,504	$1,940,713
Executive Vice President and	2009	$306,000	$153,520	$1,241,117	$—	$—	$14,395	$32,165	$1,747,197
Chief Financial Officer	2008	$92,308	$56,100	$600,005	$—	$—	$—	$38,060	$786,473
(principal financial officer)
Javan D. Ottoson	2010	$360,346	$583,761	$1,291,292	$—	$—	$45,209	$40,939	$2,321,547
Executive Vice President and	2009	$345,000	$169,050	$1,469,744	$—	$—	$29,041	$41,045	$2,053,880
Chief Operating Officer
Milam Randolph Pharo(7)	2010	$247,092	$—	$325,041	$—	$1,245,037	$89,896	$1,250,813	$3,157,879
Retired Senior Vice President	2009	$239,200	$83,720	$473,584	$—	$602,943	$72,703	$43,286	$1,515,436
and General Counsel	2008	$219,331	$61,000	$399,859	$—	$1,501,768	$31,912	$12,819	$2,226,689
Paul M. Veatch	2010	$246,836	$292,500	$507,301	$—	$510,825	$33,522	$45,238	$1,636,222
Senior Vice President and	2009	$238,250	$76,240	$718,541	$—	$192,221	$22,653	$44,110	$1,292,015
Regional Manager	2008	$229,115	$123,722	$625,488	$—	$445,108	$9,465	$14,481	$1,447,379

(1)
The amounts in the column represent the bonuses paid in 2011, 2010, and 2009 but earned during 2010, 2009, and 2008 performance periods, respectively, under the STIP. Mr. Pursell received a $25,000 retention bonus in 2008 and 2009. Mr. Pharo's eligibility to receive a bonus for the 2010 performance period was forfeited upon his December 31, 2010 retirement from our company.

(2)
The amounts in this column represent the aggregate grant date fair values of PSA and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Amounts for 2008 and 2009 have been restated from amounts shown in Proxy Statements prior to 2009 to reflect the aggregate grant date fair values, as required by new SEC rules effective February 28, 2010. PSA awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period. The grant date fair values of PSA awards reflected in this column are based on the estimate as of the grant date of the probable outcome of these performance conditions, and those grant date fair values for Messrs. Best, Ottoson, Pursell, Pharo, and Veatch respectively are $1,918,418, $1,033,023, $848,541, $260,022, and $405,817. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of those awards as computed in accordance with FASB ASC Topic 718 for Messrs. Best, Ottoson, Pursell, Pharo, and Veatch respectively are $2,942,674, $1,584,560, $1,301,583, $398,850, and $622,486.

(3)
Totals consist of amounts paid and accrued under the NPP for 2010.

(4)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.

(5)
Amounts consist of our contribution to the 401(k) Profit Sharing Plan, holiday bonus, life insurance premiums, disability insurance premiums and any accrued vacation time due the employee at the time of termination as well as a relocation payment of $55,899 made to Mr. Pursell.

(6)
Mr. Pursell joined our company on September 8, 2008.

(7)
Mr. Pharo retired from our company effective December 31, 2010. Under Mr. Pharo's Separation Agreement, he received a lump-sum severance payment of $1.2 million on March 4, 2011, and we will reimburse Mr. Pharo for costs of obtaining health, medical and dental insurance benefits for a period of up to one year after the retirement date. The Separation Agreement does not affect Mr. Pharo's vested equity rights as of the retirement date in other employee benefit plans and programs of our company, including but not limited to our Equity Plan, Employee Stock Purchase Plan, NPP, Qualified Pension Plan, SERP, and 401(k) Profit Sharing Plan.

        The following table lists the number of RSUs held by each individual and the market value of the total holdings of the RSUs for the NEOs as of the end of fiscal year 2010. The value shown is based on the closing market price of $58.93 on December 31, 2010, as reported by the NYSE.

Officer	Number of Unvested Restricted Stock Units Issued	Market Value as of 12/31/10
Anthony J. Best	28,073	$1,654,342
A. Wade Pursell	13,425	$791,135
Javan D. Ottoson	17,157	$1,011,062
Milam Randolph Pharo(1)	5,037	$296,830
Paul M. Veatch	8,678	$511,395

(1)
Mr. Pharo's Separation Agreement does not affect his vested rights as of December 31, 2010. However, all unvested rights were forfeited as of December 31, 2010.

Grants of Plan-Based Awards in 2010

        Pursuant to our LTIP, and in accordance with the Equity Plan, we granted PSAs and RSUs to our NEOs on July 1, 2010. The Compensation Committee approved these grants on June 25, 2010. These grants are summarized in the table below.

					All Other Stock Awards: Number of Shares of Stock or Units(2)
		Estimated Future Payouts Under Equity Incentive Plan Awards
						Grant Date Fair Value of Stock and Option Awards
	Grant Date
Name		Threshold	Target(1)	Maximum(1)
Anthony J. Best	7/1/10	—	—	—	11,943	$479,631
	7/1/10	—	36,646	73,292	—	$1,918,418
A. Wade Pursell	7/1/10	—	—	—	5,283	$212,165
	7/1/10		16,209	32,418		$848,541
Javan D. Ottoson	7/1/10	—	—	—	6,431	$258,269
	7/1/10		19,733	39,466		$1,033,023
Milam Randolph Pharo(3)	7/1/10	—	—	—	1,619	$65,019
	7/1/10	—	4,967	9,934	—	$260,022
Paul M. Veatch	7/1/10	—	—	—	2,527	$101,484
	7/1/10	—	7,752	15,504	—	$405,817

(1)
This amount represents PSAs granted under our Equity Plan. PSAs represent the right to receive, upon settlement of the PSAs after the completion of a three-year performance period ending June 30, 2013, a number of shares of our common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which our performance criteria have been achieved and the extent to which the PSAs have vested. The performance criteria for the PSAs are based on a combination of our TSR for the performance periods and the relative measure of our TSR compared with the cumulative TSR of an index comprised of certain peer companies for the performance period. The PSAs will vest 1/7th on July 1, 2011, 2/7ths on July 1, 2012, and 4/7ths on July 1, 2013.

(2)
This amount represents RSUs granted under our Equity Plan. The RSUs are granted with a holding period and vest 1/7th on July 1, 2011, 2/7ths on July 1, 2012, and 4/7ths on July 1, 2013. The RSUs are subject to forfeiture to us upon termination of employment prior to vesting. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.

(3)
Mr. Pharo's Separation Agreement does not affect his vested rights as of December 31, 2010, in our employee benefit plans and programs, including but not limited to our Equity Plan; however, all unvested rights were forfeited as of December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table shows outstanding equity awards for NEOs as of December 31, 2010:

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Anthony J. Best	—	—	—	$—	—				—		$—
	—	—	—	$—	—	1,131	(2)	$66,650	—		$—
	—	—	—	$—	—	—		$—	23,359	(3)	$1,376,546
	—	—	—	$—	—	14,999	(4)	$883,891	—		$—
	—	—	—	$—	—	—		$—	52,500	(4)	$3,093,825
	—	—	—	$—	—	11,943	(5)	$703,801	—		$—
	—	—	—	$—	—	—		$—	36,646	(5)	$2,159,549
A. Wade Pursell	—	—	—	$—	—	8,142	(4)	$479,808	—		$—
	—	—	—	$—	—	—		$—	28,500	(4)	$1,679,505
	—	—	—	$—	—	5,283	(5)	$311,327	—		$—
	—	—	—	$—	—	—		$—	16,209	(4)	$955,196
Javan D. Ottoson	—	—	—	$—	—	1,084	(2)	$63,880	—		$—
	—	—	—	$—	—	—		$—	12,820	(3)	$755,483
	—	—	—	$—	—	9,642	(4)	$568,203	—		$—
	—	—	—	$—	—	—		$—	33,750	(4)	$1,988,888
	—	—	—	$—	—	6,431	(5)	$378,979	—		$—
	—	—	—	$—	—	—		$—	19,733	(4)	$1,162,866
Milam Randolph Pharo(5)	—	—	—	$—	—	311	(2)(7)	$18,327	—		$—
	—	—	—	$—	—	—		$—	5,079	(3)(7)	$299,305
	—	—	—	$—	—	3,107	(4)(7)	$183,096	—		$—
	—	—	—	$—	—	—		$—	10,875	(4)(7)	$640,864
	—	—	—	$—	—	1,619	(5)(7)	$95,408	—		$—
	—	—	—	$—	—	—		$—	4,967	(5)(7)	$292,705
Paul M. Veatch	3,380	—	—	$13.65	06/30/13	—		$—	—		$—
	522	—	—	$13.39	10/22/13	—		$—	—		$—
	3,308	—	—	$14.25	12/31/13	—		$—	—		$—
	2,786	—	—	$12.66	09/30/13	—		$—	—		$—
	—	—	—	$—	—	1,437	(2)	$84,682	—		$—
	—	—	—	$—	—	—		$—	6,546	(3)	$385,756
	—	—	—	$—	—	4,714	(4)	$277,796	—		$—
	—	—	—	$—	—	—		$—	16,500	(4)	$972,345
	—	—	—	$—	—	2,527	(5)	$148,916	—		$—
	—	—	—	$—	—	—		$—	7,752	(5)	$456,825

(1)
The market value of shares, units or other rights that have not vested is calculated using the closing price of $58.93 of our common stock on December 31, 2010.

(2)
These RSUs vest in four equal installments on February 28 of each of the following years: 2008, 2009, 2010, and 2011.

(3)
These PSAs vest 1/7th on August 1, 2009, 2/7ths on August 1, 2010, and 4/7ths on August 1, 2011 and are subject to a three-year performance period ending June 30, 2011. The award is reported at target as cumulative performance to date as of the last completed fiscal year exceeds threshold. Because these PSAs are not settled until the end of the applicable three-year period, these PSAs include the number of PSAs that have yet to be settled rather than the number of unvested PSAs.

(4)
These RSUs and PSAs vest 1/7th on August 1, 2010, 2/7ths on August 1, 2011, and 4/7ths on August 1, 2012. The performance shares are subject to a three-year performance period ending June 30, 2012. The award is reported at target as cumulative performance to date as of the last completed fiscal year exceeds threshold. Because these PSAs are not settled until the end of the applicable three-year period, these PSAs include the number of PSAs that have yet to be settled rather than the number of unvested PSAs.

(5)
These RSUs and PSAs vest 1/7th on July 1, 2011, 2/7ths on July 1, 2012, and 4/7ths on July 1, 2013. The performance shares are subject to a three-year performance period ending June 30, 2013. The award is reported at target as cumulative performance to date as of the last completed fiscal year exceeds threshold. Because these PSAs are not settled until the end of the applicable three-year period, these PSAs include the number of PSAs that have yet to be settled rather than the number of unvested PSAs.

(6)
Mr. Pharo's Separation Agreement does not affect his vested rights as of December 31, 2010, in our employee benefit plans and programs, including but not limited to vested rights under our Equity Plan, ESPP, NPP, Qualified Pension Plan, SERP, and 401(k) Profit Sharing Plan; however, all unvested rights were forfeited as of December 31, 2010.

(7)
All 5,037 unvested RSUs as well as 2,902, 9,321, and 4,967 unvested PSAs for the performance periods ending June 30, 2011, 2012, and 2013 respectively were forfeited upon Mr. Pharo's December 31, 2010 retirement from our company.

2010 Option Exercises and Stock Vested

        Stock options exercised by the NEOs during 2010 and the values realized upon such option exercises are set forth in the following table. All such stock options were granted under our stock option plan described in this Proxy Statement. In May 2003, the Board amended the stock option plans to prohibit any repricing of outstanding options that would reduce the exercise price without stockholder approval. In 2004, our use of stock options was replaced by the use of RSUs under a performance based plan. We implemented the LTIP in its current form in 2008, and pursuant to that program we now grant PSAs and RSUs. The number of RSUs held by the NEOs that vested during 2010 and the computed aggregate value realized upon such vesting are also set forth in the following table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Anthony J. Best	—	$—	10,490	$474,743
A. Wade Pursell	—	$—	9,106	$474,640
Javan D. Ottoson	—	$—	5,438	$249,690
Milam Randolph Pharo(3)	—	$—	2,135	$98,235
Paul M. Veatch	—	$—	5,224	$205,533

(1)
Represents the number of shares underlying RSUs that became vested during 2010. Each RSU represents a right to receive one share of our common stock upon settlement of the RSU pursuant to the terms of the award agreement. This table does not include any outstanding PSAs, because all outstanding PSAs are currently subject to the applicable three-year performance and thus have not been settled.

(2)
The value realized on vesting of the RSUs is computed by multiplying the number of RSUs that vested on the vesting date by the per share closing market price of the underlying shares on the vesting date, or, if the vesting date was not a normal market trading date, then on the last normal market trading date which preceded the vesting date. The per share closing market prices utilized for this computation were $34.24 on the vesting date of January 1, 2010 for Mr. Veatch's 2007 RSU award; $32.58 on the vesting date of February 28, 2010, for the 2007 and 2008 RSU awards; $41.42 on the vesting date of August 1, 2010 for the August 1, 2009 RSU awards; and $54.00 on December 15, 2010, for the June 30, 2008, RSU awards.

(3)
Mr. Pharo's Separation Agreement does not affect his vested rights as of December 31, 2010 in our employee benefit plans and programs, including but not limited to the vested rights under our Equity Plan, ESPP, NPP, Qualified Pension Plan, SERP, and 401(k) Profit Sharing Plan; however, all unvested rights were forfeited as of December 31, 2010.

Pension Benefits

        Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all employees. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2010 limit was $245,000 in annual base salary income for certain executive officers with a senior management hierarchy title of at least Vice President).

        The following table represents the value of the NEOs' pension benefits as of December 31, 2010:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Anthony J. Best	Qualified Pension Plan	5	$152,687	$—
	Non-Qualified SERP Pension Plan	5	$170,970	$—
A. Wade Pursell	Qualified Pension Plan	2	$28,321	$—
	Non-Qualified SERP Pension Plan	2	$7,854	$—
Javan D. Ottoson	Qualified Pension Plan	4	$78,126	$—
	Non-Qualified SERP Pension Plan	4	$32,459	$—
Milam Randolph Pharo(1)(2)	Qualified Pension Plan	15	$386,207	$—
	Non-Qualified SERP Pension Plan	15	$1,149	$—
Paul M. Veatch	Qualified Pension Plan	10	$108,374	$—
	Non-Qualified SERP Pension Plan	10	$279	$—

(1)
As of December 31, 2010, Mr. Pharo was eligible for early retirement under the Qualified Pension Plan but not for early retirement with respect to the Non-Qualified SERP, or for continued vesting of RSUs and PSAs. Mr. Pharo became eligible for the Qualified Pension Plan early retirement on the first day of the month that he reached the age of 55 and completed ten years of credited service. If deferred to normal retirement date, Mr. Pharo's retirement benefit under the Qualified Pension Plan would equal 35% of his final compensation multiplied by a fraction, the numerator of which is his years of credited service and the denominator of which is 25.

(2)
Mr. Pharo's Separation Agreement does not affect his vested rights as of December 31, 2010, in our employee benefit plans and programs, including but not limited to our Equity Plan, ESPP, NPP, Qualified Pension Plan, SERP, and 401(k) Profit Sharing Plan. However, all unvested rights were forfeited as of December 31, 2010.

        Our Qualified Pension Plan provides a benefit after 25 years of credited service to our company equal to 35% of final average compensation, subject to IRC limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average base salary, excluding bonuses. Our SERP provides additional benefits to certain executive level employees in order to provide for benefits in excess of IRC limits on the Qualified Pension Plan. The SERP is an unfunded non-qualified plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal towards providing sufficiency of retirement replacement income. As of December 31, 2010, no NEO, other than Mr. Pharo, was eligible for early retirement under the Qualified Pension Plan, and no NEO was eligible for early retirement with respect to the SERP.

Nonqualified Deferred Compensation

        Although the NPP may be considered a non-qualified deferred compensation plan since amounts are paid under the NPP from net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the NPP is not a plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the Compensation Discussion and Analysis herein, and NPP compensation amounts for the NEOs are reflected in the Summary Compensation Table above.

        Our SERP is a nonqualified deferred compensation plan. The SERP is a non-contributory plan, and further information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the Retirement Plans—Pension Benefits section below. In addition, annual increases in the actuarial value of benefits under the SERP for each NEO are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.

Equity Compensation Plans

        Under the Equity Plan and ESPP, options and shares of our common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of the Board. Our stockholders have approved each of these plans. The following table is a summary of the shares of common stock authorized for issuance under our existing equity compensation plans as of December 31, 2010:

			(c)
	(a)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b)
Plan category		Weighted-average exercise price of outstanding options, warrants, and rights
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	920,765	$13.11
Restricted stock(1)	333,359	—
Performance share awards(1)(3)	1,398,248	$39.48
Total for Equity Incentive Compensation Plan	2,652,372	$23.65	2,557,096
Employee Stock Purchase Plan(2)	—	—	1,415,327
Equity compensation plans not approved by security holders	—	—	—
Total for all plans	2,652,372	$23.65	3,972,423

(1)
In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and directors of our company or any affiliate of our company. The Equity Plan is the successor to the SM Energy Company Stock Option Plan, the SM Energy Company Incentive Stock Option Plan, the SM Energy Company Restricted Stock Plan, and the SM Energy Company Non-Employee Director Stock Compensation Plan (collectively referred to as the "Predecessor Plans"). All equity grants are now made under the Equity Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the Equity Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances. The Board approved amendments to the Equity Plan in March 2008, 2009, and 2010, and each amended plan was approved by stockholders at successive annual stockholders' meetings. Awards granted in 2010, 2009, and 2008 under the Equity Plan were 540,774, 1,016,931, and 932,767, respectively.

(2)
Under the ESPP, eligible employees may purchase shares of our common stock through payroll deductions of up to 15% of their eligible compensation. The purchase price of the stock is 85% of the lower of the fair market value of the stock on the first or last day of the six-month offering period, and shares issued under the ESPP through December 31, 2009, are restricted for a period of 18 months from the date issued. Effective January 1, 2010, shares issued under the ESPP are restricted for a period six months from the date issued. The ESPP is intended to qualify under Section 423 of the IRC. Shares issued under the ESPP totaled 52,948, 86,308, and 45,228 in 2010, 2009, and 2008, respectively.

(3)
The PSAs represent the right to receive, upon settlement of the PSAs after the completion of a three-year performance measurement period, a number of shares of our common stock that may be from zero to two times the number of PSAs granted, depending on the extent to which the underlying performance criteria have been achieved and the extent to which the PSAs have vested. The performance criteria for the PSAs are based on a combination of our annualized Total Stockholder Return ("TSR") for the performance period and the relative measure of our TSR compared with the TSR of an index comprised of certain peer companies for the performance period. The current outstanding PSAs were granted on July 1, 2010, August 1, 2009, and August 1, 2008, and utilize a three-year performance measurement period, which began on July 1, 2010, 2009, and 2008, respectively. On July 1, 2010, the grant date, the market value per share of our common stock was $40.15. On July 1, 2009, the market value per share of our common stock was $21.15, and on the date of grant the market value per share of our common stock was $23.87. On July 1, 2008, the market value per share of our common stock was $62.51, and on the date of grant the market value per share of our common stock was $43.11. The PSAs do not have an exercise price associated with them, but rather the $39.48 price shown in the above table represents the weighted-average per share fair value as of December 31, 2010, which is presented in order to provide additional information regarding the potential dilutive effect of the PSAs as of December 31, 2010, in view of the share price level at the beginning of the performance period, which will be utilized to compute the TSR measurements for determination of the number of shares to be issued upon settlement of the PSAs after completion of the three-year performance measurement period.

Potential Payments Upon Termination or Change of Control

Employment Agreements and Termination of Employment

        We entered into an employment agreement with Mr. Best dated May 1, 2006. When his employment commenced, Mr. Best received an RSU award of 20,000 shares, which vested immediately and was not subject to forfeiture, and a $50,000 cash bonus. Over the first four years of the agreement, Mr. Best was able to earn additional restricted shares in varying amounts, earning in the first quarter of each year 1,250 shares if he was employed by us at that time, and an additional 2,500 shares if the net asset value growth from the prior year exceeded 10%, with a further 1,250 shares if such growth exceeded 15%. Since he remained employed by our company for the four year term of the equity compensation component of the employment agreement and if he had met or exceeded all targets in this compensation arrangement, we would have awarded Mr. Best with a maximum of 20,000 restricted shares. Mr. Best earned 1,250 shares in March 2007, February 2008, February 2009 and February 2010, associated with the service component of his award. Mr. Best earned 2,500 shares under the performance element of his employment agreement based on the results for 2007; however, he did not earn the performance based component of his employment agreement based on the results for 2009, 2008, or 2006. Mr. Best participates in the fringe benefits and other benefit plans and practices of ours in the same manner and to the same comparable extent as our other senior executives.

        Our employment agreement with Mr. Best provides that in the event that we terminate Mr. Best's employment for any reason other than (1) the death or incapacity of Mr. Best or (2) his gross negligence, gross incompetence, fraud, or dishonesty, as determined by the Board, we must continue Mr. Best's base salary at its rate at the time of such termination for a period of two years thereafter, together with a continuation for two years of the insurance benefits in effect for him at the time of such termination.

        Based on Mr. Best's current annual salary and level of insurance benefits in effect as of December 31, 2010, the total amount of cash payments that would be made to Mr. Best for a period of two years after such termination would be $1,100.000, and the estimated value of insurance benefits to be paid over such period would be approximately $44,380.

        Our employment agreement with Mr. Best also provides that in the event that Mr. Best's employment is terminated under circumstances such that the terms of our change of control executive severance agreement for Mr. Best would apply, and to the extent that severance pay or benefits, each considered separately, to be received by Mr. Best pursuant to the terms of the change of control executive severance agreement would exceed the severance pay or benefits, each considered separately, pursuant to the terms of Mr. Best's employment agreement, Mr. Best shall receive such excess severance pay or benefits under the change of control executive severance agreement pursuant to the terms thereof. Our change of control executive severance agreements are discussed below. Mr. Best's employment agreement provides for a severance payment of a minimum of two years' salary together with a continuation for two years of the insurance benefits in effect for him in the event of such termination.

        We entered into a separation agreement with Mr. Pharo on July 16, 2010, as a result of his retirement. Pursuant to the terms of the separation agreement, Mr. Pharo received a lump-sum severance payment of $1.2 million on March 4, 2011, and we will reimburse Mr. Pharo for costs of obtaining health, medical and dental insurance benefits for a period of up to one year after his retirement date of December 31, 2010.

Change of Control Arrangements

        For a discussion of the specific details regarding our company's change of control arrangements with Named Executive Officers, see the "Change of Control Severance Benefits" section of this Proxy Statement. Change of control severance protection is provided to executives at the level of Vice President and above through change of control executive severance agreements. These agreements have a "double trigger" mechanism whereby they require first that a qualifying change of control event to have occurred and second that the executive to have been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our company (a) without "cause" by our company or (b) for "good reason" by the officer (e.g., an adverse change in the executive's status after a change of control), each as defined in the agreements. The term "good reason" incorporates the concept of a change in the executive's status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or within two and one-half years thereafter. The term "good reason" also contemplates a reduction in the executive's base salary and benefits over this same time frame, or the requirement that an executive relocate his base of employment outside a 25 mile radius from the executive's location at that time. Severance payments equal to up to two and one-half times annual base salary, depending on the length of time of employment after the change of control, provided that in no event would the severance payments equal less than one times annual base salary. In addition, all insurance and benefits will be provided for a period of one year after termination. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax "gross-up" payments are provided.

        A change of control is defined to include (1) an acquisition of more than 50% of the common stock or assets of our company in a reorganization, merger, or consolidation of our company or (2) a change in more than 50% of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by stockholders of our company pursuant to the recommendation of the incumbent members of the Board.

        Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, our company believes that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting our company and its stockholders without creating an unreasonable impediment to a potential acquirer of our company. The maximum two and one-half times base salary post-change of control severance benefit, and the minimum one times base salary benefit and insurance coverage period under our agreements for its executives, are comparable to payment levels and periods offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.

        Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2010, under the change of control executive severance agreements, the total maximum severance payments for two and one-half years, the total minimum severance payments for one year, and the estimated value of continued benefits for one year after severance for each of the NEOs who were employed by us as of December 31, 2010, would be as follows:

Name	Maximum Severance Payments	Minimum Severance Payments	Estimated Value of Benefits for One Year(1)
Anthony J. Best(2)	$1,375,000	$1,100,000	$22,190
A. Wade Pursell	$812,500	$325,000	$20,940
Javan D. Ottoson	$915,000	$366,000	$22,037
Paul M. Veatch	$625,000	$250,000	$21,285

(1)
The change of control executive severance agreements provide that the benefits shall be limited to the extent that the executive obtains any such benefits pursuant to a subsequent employer's benefit plans. The maximum period for receipt of benefits under the change of control executive severance agreements is one year for all NEOs with the exception of Mr. Best as described in footnote 2.

(2)
The employment agreement between our company and Mr. Best provides that in the event of a change of control of our company and a termination of Mr. Best's employment, we must pay minimum severance payments and insurance benefits to Mr. Best at the rate at the time of such termination for a period of two years thereafter, and, to the extent that severance pay or benefits to be received by Mr. Best under the terms of the change in control executive severance agreement between our company and Mr. Best would exceed the severance pay or benefits under his employment agreement, Mr. Best shall receive the excess severance pay and benefits under such change of control executive severance agreement.

        Under our change of control executive severance agreements with our executives the severance payments are to be made in such base salary installment amounts and pursuant to such base salary installment payment schedule as were in effect immediately prior to the change of control, and our company or its successor is obligated to make such payments.

DIRECTOR COMPENSATION

General

        Employee directors do not receive additional compensation for serving on the Board or any committee.

        The fiscal service period for our directors is the period from one stockholders' annual meeting to the next. The current fiscal service period is the period from May 26, 2010, through May 25, 2011. For this period, target base compensation for each director was set at $160,000 annually, plus a cash retainer for Board and Committee service fees. Director compensation is primarily paid in the form of stock grants.

        The stock compensation for non-employee directors is as follows:

  •
  Stock with a market value on May 27, 2010, of $160,000, resulted in a grant to each non-employee director elected by the stockholders on May 26, 2010, of 3,750 shares of our common stock. These shares were issued under the Equity Plan. The shares are earned over the director's annual service period. However, shares issued to a director who thereafter resigns from the Board before completing the annual service period, but after completing at least five years of service to us, are treated as fully earned. All shares carry a transfer restriction imposed by us that expires two years after the date of issuance of the shares. The related compensation expense recorded by our company is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.

        The cash component of compensation for non-employee directors is as follows:

  •
  an annual cash retainer of $25,000 for Committee and Board service fees, paid at the beginning of the annual service period; and

  •
  reimbursement for expenses incurred in attending Board and committee meetings and director education programs.

        Our committee chairs receive the following additional cash retainers in recognition of the additional workload of their respective committee assignments. These amounts are paid at the beginning of the annual service period.

  •
  Audit Committee—$15,000

  •
  Compensation Committee—$15,000

  •
  NCG Committee—$7,500

        Mr. Sullivan was paid a retainer for his service as Non-Executive Chairman of the Board of $75,000 for the 2010-2011 director service period. The retainer was paid in the form of stock on May 27, 2010, which resulted in a grant of 1,758 shares of our common stock. The retainer was supplemental to his basic non-employee director compensation.

        Non-employee directors may participate in our employee matching charitable gift program involving contributions to charitable organizations that are exempt from federal income tax. Under this program, for every dollar that an employee or non-employee director contributes to an eligible charitable organization, we make matching contributions of additional funds. Ms. Baumann, Dr. Bickle, Mr. Quintana, Mr. Seidl, and Mr. Sullivan participated in this program during 2010, and we matched a total of $16,200 in non-employee director contributions for 2010 under this program.

        The directors are eligible to participate in our health, pharmacy, dental, and vision insurance programs. Directors are charged a premium that is equal to the COBRA rates associated with our plan. Participation in this plan is considered non-compensatory.

        The Compensation Committee has established, and the Board has approved, equity ownership guidelines for the non-employee directors of three times their annual stock-based retainer. Equity holdings may include the value of vested and unvested RSUs for purposes of these calculations. New directors are provided time to accumulate their stock ownership position and are not required to go into the open market to acquire shares to satisfy this requirement.

        The following table sets forth the annual and long-term compensation paid during 2010 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.

2010 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change In Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Barbara M. Baumann	$47,275	$159,975	$—	$—	$—	$10,000	$217,250
Larry W. Bickle	$34,000	$159,975	$—	$—	$—	$2,000	$195,975
William J. Gardiner	$46,825	$159,975	$—	$—	$—	$—	$206,800
Julio M. Quintana	$32,275	$159,975	$—	$—	$—	$500	$192,750
John M. Seidl	$41,500	$159,975	$—	$—	$—	$1,200	$202,675
William D. Sullivan	$33,850	$234,971	$—	$—	$—	$2,500	$271,321

(1)
Each of the non-employee directors was issued 3,750 shares of our common stock upon such director's election to the Board on May 27, 2010. Mr. Sullivan was issued an additional 1,758 shares of our common stock on May 27, 2010, for serving as the Non-Executive Chairman of the Board. These stock awards are for the period from May 26, 2010, through May 25, 2011. The shares are considered to be earned over the director's annual service period and fully vested on May 25, 2011. The shares also carry a transfer restriction imposed by us that expires two years after the date of issuance of the shares. The value of the stock awards represents the grant date fair value.

(2)
The grant date fair value of each share issued to non-employee directors over their past three years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. There were no forfeitures by directors during fiscal 2010.

Grant Date	Shares	Value	Grantee
5/27/2010	3,750	$159,975	Baumann, Bickle, Gardiner, Seidl, and Quintana
5/27/2010	5,508	$234,971	Sullivan
5/21/2009	7,858	$159,989	Baumann, Bickle, Gardiner, Seidl, and Quintana
5/21/2009	10,804	$219,969	Sullivan
5/22/2008	3,134	$159,991	Baumann, Bickle, Gardiner, Seidl, Quintana, and Sullivan
(3)
As of December 31, 2010, the non-employee directors held the following number of unvested stock awards: Ms. Baumann—3,750, Dr. Bickle—3,750, Mr. Gardiner—3,750, Mr. Quintana—3,750, Mr. Seidl—3,750 and Mr. Sullivan—5,508.

(4)
For the year ended December 31, 2010, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2010, the non-employee directors held the following number of stock options: Ms. Baumann—47,666, Dr. Bickle—41,128, Mr. Gardiner—47,670 and Mr. Sullivan—9,772. All such options are vested and exercisable. Mr. Quintana and Mr. Seidl do not hold any outstanding stock options. The options described above are cumulative unexercised options granted to the directors over their years of service to us.

(5)
The amounts in this column represent matching charitable contributions made on the behalf of Ms. Baumann, Dr. Bickle, Mr. Quintana, Mr. Seidl, and Mr. Sullivan for the year 2010 under the employee matching charitable gift program.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Ms. Baumann, Mr. Quintana and Mr. Sullivan served on the Compensation Committee during fiscal year 2010. None of the directors who served on the Compensation Committee during fiscal year 2010 has ever served as one of our officers or employees. During fiscal year 2010, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or Compensation Committee.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our directors are elected annually. At the Annual Meeting, eight directors are to be elected to serve for one year or until their successors are elected and qualified. Based on recommendations from the NCG Committee, the Board has nominated the following individuals for re-election as directors to serve until the 2012 Annual Meeting and until their successors have been elected and qualified, or until their earlier resignation or removal:

Barbara M. Baumann
Anthony J. Best
Larry W. Bickle
Stephen R. Brand
William J. Gardiner
Julio M. Quintana
John M. Seidl
William D. Sullivan

        Each nominee is currently a director, and all nominees were previously elected to the Board by the stockholders with the exception of Dr. Brand, who was appointed to the Board in March 2010. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.

        Set forth below is certain biographical information as of the date of this Proxy Statement, for each nominee for election as director, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships among any of our directors or executive officers.

        As discussed above, the NCG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership, and an understanding of our oil and natural gas exploration and production business. The overall objective is to identify a group of directors that can best contribute to our long-term success. All of the nominees discussed below are seasoned leaders who bring to the Board a vast array of oil and gas industry, public company, private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in the Corporate Governance Guidelines. Among other attributes, each possesses a wide breadth of varied skills and experience in leadership, the energy industry, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the NCG Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy. These specific experiences, qualifications, attributes, and skills of each nominee are briefly described in each nominee's biographical information below. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our company, and have a demonstrated ability to work collaboratively with candid discussion.

Director Nominee	Age	Director Since
Barbara M. Baumann is President of Cross Creek Energy Corporation, which provides consulting services for oil and gas exploration and production companies. Ms. Baumann has held that position since July 2003. From 2000 to July 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers LLC, an investment manager and general partner of a private equity energy fund specializing in oil and gas investments for institutional investors. From 1981 to 2000, Ms. Baumann was with Amoco and then BP Amoco, where she held a variety of financial and operational management positions, including Chief Financial Officer of an environmental remediation subsidiary, Vice President of the San Juan Business Unit, and the Commercial Operations Manager of the Western Business Unit. Ms. Baumann is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company, a regulated electric utility which provides electric service to the community of Tucson, Arizona. She also is a member of the Board of Trustees of the Putnam Mutual Funds. Ms. Baumann brings to the Board over 25 years experience in the oil and gas exploration and production industry, including strong and broad strategic planning, economic evaluation, operational, natural gas marketing, and human resources management skills and experience, which are important to the oversight of our financial, operational, and compensation management functions. She also has significant financial management and accounting management experience, which is important in our oversight of our financial reporting and financial risk management functions. Ms. Baumann's service on another public company board of directors enhances her strong corporate governance background, and her position as an independent director of a large family of mutual funds provides important insights into stockholder issues.	55	2002

Anthony J. Best is our President and Chief Executive Officer. Mr. Best joined us in June 2006 as President and Chief Operating Officer. In December 2006, Mr. Best relinquished his position as Chief Operating Officer when Javan D. Ottoson joined us and was elected to that office. In February 2007, Mr. Best was elected Chief Executive Officer and was appointed to the Board. From November 2005 to June 2006, Mr. Best was developing a business plan and attempting to raise capital for a start-up exploration and production entity. From 2003 to October 2005, Mr. Best was President and Chief Executive Officer of Pure Resources, Inc., an independent oil and natural gas exploration and production company that was a subsidiary of Unocal Corporation, a major oil and gas company, where he managed all of Unocal's onshore U.S. assets. From 2000 to 2002, Mr. Best had an oil and gas consulting practice working with various energy firms. From 1979 to 2000, Mr. Best was with ARCO in a variety of positions, including serving as President—ARCO Permian, President—ARCO Latin America, Field Manager for Prudhoe Bay, and Vice President—External Affairs for ARCO Alaska. Mr. Best brings to the Board over 30 years of strong and broad experience in the oil and gas exploration and production industry, and as our Chief Executive Officer, a deep understanding of our business and operations, and our long-term strategic issues and goals.	61	2007

Director Nominee	Age	Director Since
Larry W. Bickle is a retired private equity investor with extensive experience in various energy related businesses. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Dr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Dr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (formerly Tejas Power Corporation), a NYSE-listed gas storage, transportation, and marketing company that he founded. Dr. Bickle is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company. He also serves as Non-Executive Chairman and is a member of the Board of Managers of Quantum Natural Gas Storage, LLC. Dr. Bickle brings to the Board over 25 years experience in various aspects of the oil and gas exploration and production industry and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading TPC Corporation. Dr. Bickle also brings specific knowledge of natural gas transportation infrastructure including pipelines, processing, treatment, and storage; experience running a large natural gas marketing and trading operations, and extensive experience with both state and federal regulators related to natural gas production and transportation. He also has significant financial management and accounting oversight experience, which is important to oversight of our financial reporting and financial risk management functions. Dr. Bickle's service on another public company board of directors enhances a strong corporate governance background.	65	1995

Stephen R. Brand was appointed to the Board in March 2011. Dr. Brand is currently Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry. He is also Senior Advisor to Clean Range Ventures, which is a cleantech venture capital firm targeting transformative opportunities in the areas of virtual utilities, resource management, advanced transportation, and low carbon energy. At the end of 2010, Dr. Brand retired as Senior Vice President, Technology (R&D) of ConocoPhillips (NYSE:COP), a multinational/integrated energy company. Prior to his appointment as Senior Vice President, Technology (R&D) of ConocoPhillips in October 2007, Dr. Brand served as Vice President, Exploration and Business Development at ConocoPhillips, beginning in 2005. Dr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia. Dr. Brand has over 34 years of experience in the energy industry, including extensive experience in the development of exploration and development programs and in strategic planning and research programs for upstream, downstream, and "new" stream technologies. He also has valuable human resources management skills and experiences, which are relevant in the oversight of our operational and compensation management functions.	61	2011

Director Nominee	Age	Director Since
William J. Gardiner is Vice President and Chief Financial Officer of King Ranch, Inc., a privately held ranching and agricultural company that owns the historic 825,000 acre "King Ranch" in south Texas. Mr. Gardiner has held that position since 1996. Before joining King Ranch in 1996, Mr. Gardiner served as Executive Vice President and Chief Financial Officer of CRSS, Inc., a NYSE-listed architectural engineering and independent power producing firm. Mr. Gardiner was employed by CRSS for approximately 20 years. Mr. Gardiner was initially appointed as a director of our company in connection with our acquisition of King Ranch Energy, Inc. in 1999. Mr. Gardiner brings to the Board strong financial management and accounting oversight skills and experiences, a significant amount of which was obtained through his work in energy related businesses for over 20 years. These skills and experiences are important in the oversight of our financial reporting and financial and operational risk management functions.	56	1999

Julio M. Quintana is the President, Chief Executive Officer, and a director of TESCO Corporation (NASDAQ: TESO), which designs, manufactures, and delivers technology based solutions for the upstream energy industry, including oilfield drilling technology, services, and equipment. Prior to the appointment to his current position at TESCO Corporation in September 2005, Mr. Quintana served as Executive Vice President and Chief Operating Officer at TESCO beginning in September 2004. Mr. Quintana brings to the Board over 30 years experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience, which are important in the oversight of our compensation management functions.	51	2006

John M. Seidl has been involved in energy and natural resource businesses since 1978, and is currently Chairman of the Board of EnviroFuels, LLC, a privately held corporation that develops, manufactures, and markets technology that improves the performance and efficiency of internal combustion engines, boilers, and other engine designs. Mr. Seidl has held the Chairman position since January 2006. He also held the Chief Executive Officer position from October 2008 to May 2010. From July 2004 to January 2006, he served as Vice Chairman of EnviroFuels' advisory board. Mr. Seidl has taught at the Stanford University Business School and served as Deputy Assistant Secretary for Program Systems in the U.S. Department of Health, Education and Welfare, and as Deputy Assistant Secretary in the U.S. Department of the Interior. Mr. Seidl brings to the Board over 30 years experience in various energy and natural resources businesses, and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading numerous companies and in government. He also has significant financial management and accounting oversight experience, which is important in the oversight of our financial reporting and financial risk management functions.	72	1994

Director Nominee	Age	Director Since
William D. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan has been retired since August 2003, with the exception of a brief amount of time, from June 15, 2005 to August 5, 2005, when he served as President and Chief Executive Officer of Leor Energy LP, a privately held exploration and production company. Since March 2006, Mr. Sullivan has been serving as a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. Since February 2007, Mr. Sullivan has been serving as a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas and fractionating and selling natural gas liquids and NGL products. Since August 2007, Mr. Sullivan has served as a director of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services and production company with an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy and other markets. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995. Mr. Sullivan brings to the Board over 30 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production side of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face. In addition, his human resources management skills and experience are important in the oversight of our compensation management functions, and his service on other public company boards of directors provides a strong corporate governance background.	54	2004

Recommendation of the Board

        The Board recommends voting "FOR" the election of all of the nominees listed above.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

        Our stockholders are being asked to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011. Deloitte & Touche has served as our independent registered public accounting firm since 2001, and the Audit Committee plans to engage Deloitte & Touche to perform the audit of our financial statements as of and for the year ending December 31, 2011.

        The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Deloitte & Touche is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider whether to engage another independent registered public accounting firm.

        A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Recommendation of the Board

        The Board recommends voting "FOR" Proposal 2.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 3 is not binding on the Board or its Compensation Committee, will not overrule any decisions made by the Board or its Compensation Committee, or require the Board or its Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        As described in "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based short-term and long-term incentive programs to make executive pay dependent on our performance (and thereby "at-risk"). In addition, as an executive officer's responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed "at-risk" increases in relation to base salary. Furthermore, our named executive officers' targeted and actual total direct compensation (base salary plus target bonus plus long-term incentive compensation) approximates the median of our peer group.

        As discussed in more detail under "Executive Compensation—Compensation Discussion and Analysis," our STIP measures performance using metrics that we believe are the key drivers of long-term stockholder value creation. Our LTIP also attempts to achieve this goal by rewarding performance based upon absolute "total stockholder return" as well as total stockholder return compared to peers. We believe that we have achieved our goal for the last three years.

        In light of these reasons, we are asking stockholders to vote "FOR" the following resolution:

    "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the proxy statement for SM Energy Company's 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures."

        As you consider this Proposal 3, we urge you to read the "Executive Compensation—Compensation Discussion and Analysis" section, which more thoroughly discusses how our compensation policies and procedures are designed to implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals and significantly align the interests of our management with those of our stockholders.

Recommendation of the Board

        The Board recommends voting "FOR" Proposal 3.

 PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF
EXECUTIVE COMPENSATION ADVISORY VOTES

        In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote on the frequency of future advisory votes on executive compensation. We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results. Our stockholders will be able to specify one of four choices for this proposal: three years, two years, one year or abstain.

        The Board believes that a vote every three years on executive compensation is appropriate for our company for a number of reasons, including the following:

  •
  We believe the best way for stockholders to evaluate our executive compensation program is over a multi-year period because the program is designed to incent and reward performance over a multi-year period. We believe that determining whether executive compensation has been properly calibrated to company performance is best viewed over a multi-year period rather than any single year, given that a single year can be impacted by various conditions, especially in times of highly volatile economic conditions such as those that we have experienced over the last several years. Also, because our executive compensation program is designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could encourage a near-term mindset and improperly detract from the long-term interests and goals of our company and its stockholders.

  •
  Annual votes may lead to "one size fits all" formulas for evaluating compensation that will impair our ability to design a compensation program that properly aligns with our business model and performance drivers. The very nature of the oil and gas industry, and particularly our business, requires a long-term perspective in the development and acquisition of viable prospects to create and maintain stockholder value by the application of capital investment dollars in cyclical, and sometimes volatile, commodity price environments. Our executive compensation program is straightforward and does not tend to materially change from year to year. As such, we believe that an annual stockholder vote on executive compensation runs the risk of becoming a referendum in hindsight with respect to the amount of executive compensation paid in a particular year and is not likely to provide the Board with meaningful guidance as to whether our executive compensation program and policies are generally appropriate and effective in light of our business and industry.

  •
  A longer review cycle would provide the Compensation Committee, the Board and our investors sufficient time to evaluate the effectiveness of the short- and long-term compensation strategies and related business outcomes of our company. We believe that an advisory vote every three years on executive compensation reflects the appropriate time frame for the Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with our stockholders to the extent needed, to develop and implement any adjustments to our executive compensation program that may be appropriate in light of a past advisory vote on executive compensation, and for our stockholders to see and evaluate the Compensation Committee's actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation program for the current year, and because the different elements of compensation are designed to operate in a integrated manner and to complement one another, we expect that in many cases it may not be appropriate or feasible to fully address and respond to any one year's advisory vote on executive compensation by the time of the next annual meeting of stockholders.

  •
  Our stockholders have the opportunity to provide additional feedback on important matters involving executive compensation even in years when a vote on executive compensation does not occur. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, we view the advisory vote on executive compensation as an additional, but not exclusive, means for our stockholders to communicate with us regarding their views on our executive compensation program. We believe we have been and will continue to be accountable to our stockholders on executive compensation matters and that we have open lines of communication with our stockholders who express concern regarding any of our policies and practices, including those related to executive compensation. As a practical matter, we believe that our stockholders and potential investors will continue to have ample opportunity to engage in meaningful dialogue with our company regarding executive compensation matters during the period of time between advisory votes and that they will not be prejudiced or in any way disenfranchised by the three year term.

        In light of the above, we believe that our resources in preparing for and seeking an advisory vote on executive compensation will be most effectively deployed every three years as opposed to a shorter time period, without sacrificing the ability of our stockholders to be heard. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with our stockholders and the adoption of material changes to our compensation programs.

Recommendation of the Board

        The Board recommends voting every "THREE YEARS" on Proposal 4.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board of Directors of SM Energy Company to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of SM Energy Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of SM Energy Company's independent registered public accounting firm, (3) the performance of SM Energy Company's internal audit function, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board.

        Management is responsible for SM Energy Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Deloitte & Touche LLP, the independent registered public accounting firm, is responsible for performing an independent audit of SM Energy Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2010. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of SM Energy Company be included in the Annual Report on Form 10-K for the year ended December 31, 2010.

  Respectfully submitted by the Audit Committee of the Board of Directors,

  William J. Gardiner, Chairperson
  Larry W. Bickle
  John M. Seidl

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To the knowledge of management, neither Deloitte & Touche LLP nor any of its members has any direct or material indirect financial interest in our company or any connection with our company in any capacity other than as our independent registered public accounting firm.

        We paid the following fees to Deloitte & Touche LLP for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2010, and 2009. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2010	2009
Audit Fees(1)	$564,728	$515,000
Audit Related Fee(2)	—	250
Tax Fees(3)	17,750	10,514
All Other Fees	—	—

Total Fees	$582,478	$525,764

(1)
Includes reviews of registration statements and related consents and comfort letters.

(2)
Includes out of pocket expenses related to travel to Audit Committee and stockholder meetings.

(3)
Includes basic compliance services and assistance with technical research.

        The Audit Committee has concluded that the provision of the non-audit services, such as tax services, is compatible with maintaining Deloitte & Touche LLP's independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

        The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services).

        In connection with this policy, the following procedures are followed: (1) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (2) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our company and reported to the Audit Committee; (4) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (4) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

 STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

        Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2012 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 14, 2011.

        In addition to the requirements of Rule 14a-8, and as more specifically provided for in our By-Laws, in order for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2012 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to the Board or a proposal of business for the 2012 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 105th day prior to the first anniversary of the date of the 2011 Annual Meeting nor later than the close of business on the 75th day prior to the first anniversary of the 2011 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2012 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than February 10, 2012 and no later than March 11, 2012. If the date of our 2012 Annual Meeting of Stockholders changes by more than 20 days before or after May 25, 2012, then stockholder nominations and proposals must be received not earlier than the close of business on the 105th day prior to the date of the 2012 Annual Meeting of Stockholders and not later than the close of business on the later of the 75th day prior to the date of the 2012 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2012 Annual Meeting of Stockholders is less than 85 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting of Stockholders is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

        Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2012 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 27, 2012, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 27, 2012, and the matter nonetheless is permitted to be presented at the 2012 Annual Meeting of Stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

 2010 ANNUAL REPORT

        Our 2010 Annual Report is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

        We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the address specified above.

OTHER MATTERS

        Management does not know of any matters other than the election of directors, the reapproval of the performance-based measures that may be used for awards under the Equity Plan, the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011, the advisory vote regarding the compensation of our named executive officers, and the advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers, to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

                      By Order of the Board of Directors,

                      C. Mark Brannum
                       Senior Legal Counsel and Secretary

April 12, 2011

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BCRD 1 U P X + + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3, and for 3 Yrs on Proposal 4. For Against Abstain 1. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. 2. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011. For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our Company’s named executive officers. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Annual Meeting Proxy Card 01 - Barbara M. Baumann 04 - Stephen R. Brand 07 - John M. Seidl 02 - Anthony J. Best 05 - William J. Gardiner 03 - Larry W. Bickle 06 - Julio M. Quintana For Against Abstain For Against Abstain 08 - William D. Sullivan For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 3 Yrs 2 Yrs 1 Yr Abstain 4. To recommend, on a non-binding advisory basis, the frequency of shareholder votes on executive compensation. 1 1 2 5 2 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 25, 2011. Vote by Internet Log on to the Internet and go to www.investorvote.com/SMLE Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Proxy — SM Energy Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 25, 2011. The undersigned hereby appoints David W. Copeland, C. Mark Brannum and Brent A. Collins, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 25, 2011, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1, “FOR” Proposals 2 and 3, and for “3 Yrs” on Proposal 4. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management. Electronic Delivery of Future Proxy Materials If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the front of this card to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 25, 2011. The Proxy Statement and our 2010 Annual Report to Stockholders are available at: www.proxyease.com/sm-energy/2011 C Non-Voting Items Change of Address — Please print new address below. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. + +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BCSC 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3, and for 3 Yrs on Proposal 4. 1. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Annual Meeting Proxy Card 01 - Barbara M. Baumann 04 - Stephen R. Brand 07 - John M. Seidl 02 - Anthony J. Best 05 - William J. Gardiner 03 - Larry W. Bickle 06 - Julio M. Quintana For Against Abstain For Against Abstain 08 - William D. Sullivan For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2011. For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our Company’s named executive officers. 3 Yrs 2 Yrs 1 Yr Abstain 4. To recommend, on a non-binding advisory basis, the frequency of shareholder votes on executive compensation. 1 1 2 5 2 8 2

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SM Energy Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 25, 2011. The undersigned hereby appoints David W. Copeland, C. Mark Brannum and Brent A. Collins, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 25, 2011, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1, “FOR” Proposals 2 and 3, and for “3 Yrs” on Proposal 4. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – B ON THE REVERSE SIDE OF THIS CARD.